As filed with the Securities and Exchange Commission on December 9, 1996

                                                     Registration No.  33-46467

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 6
                                       On
                                    FORM SB-2
                                       To
                             Registration Statement
                                   On FORM S-1
                                      Under
                           The Securities Act of 1933


                            NEWS COMMUNICATIONS, INC.
                 (Name of Small Business Issuer in its charter)

          Nevada                            2711                 13-3346991
(State or other jurisdiction     Primary Standard Industrial  (I.R.S. Employer
     of incorporation           Classification Code Number)  Identification No.)
      or organization)
                        174-15 Horace Harding Expressway
                          Fresh Meadows, New York 11365
                                 (718) 357-3380
              (Address and telephone number of principal executive
                    offices and principal place of business)

                          MICHAEL SCHENKLER, President
                            News Communications, Inc.
                        174-15 Horace Harding Expressway
                          Fresh Meadows, New York 11365
                                 (718) 357-3380
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               NOAH SCOOLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

                     ---------------------------------------

                  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS


                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED DECEMBER 9, 1996


                            NEWS COMMUNICATIONS, INC.
                        1,037,130 Shares of Common Stock

              This Prospectus relates to (i) 98,195 shares of Common Stock, par value $.01 per share ("Common Stock"), of News Communications, Inc. (the "Company") to be issued by the Company upon exercise of the Company's Redeemable Class C Warrants ("Public C Warrants") and offered by the Company to the holders thereof, and (ii) 853,935 shares of Common Stock to be issued by the Company upon exercise of the Company's Redeemable Class D Warrants ("Public D Warrants" and, together with the Public C Warrants, collectively, the "Public Warrants") and offered by the Company to the holders thereof. See "Description of Securities - Public Warrants."

              This Prospectus also relates to 85,000 shares of Common Stock issuable to successors-in-interest to Hibbard Brown & Company, Inc. ("Hibbard Brown") upon exercise of non-redeemable Class D Warrants of the Company ("Hibbard Brown D Warrants") and the offer and sale by such person of such shares from time to time for their own accounts. The Hibbard Brown D Warrants are not publicly traded and differ in certain respects from the Public D Warrants. See "Description of Securities - Hibbard Brown Option and Warrant Solicitation Fee."


              The principal market for trading of the Common Stock is the Nasdaq SmallCap Market, under the symbol "NCOM." On December 5, 1996, the last sale price, as reported by Nasdaq, for the Common Stock was $2.50. Although listed for trading on the Nasdaq SmallCap Market under the symbol "NCOML," no trading has taken place in the Public D Warrants.



 THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
             AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              Each Public C Warrant entitled the holder to purchase one share of Common Stock until October 9, 1996, at a per share price of $2.00. The Public C Warrants to which this Prospectus relates were exercised prior to that date, subject to the effectiveness of this Prospectus. Each Public D Warrant entitles the holder to purchase one share of Common Stock until October 9, 1998, at a per share price of $3.00, subject to adjustment. Cash will be paid in lieu of fractional shares upon exercise of any Public D Warrants. The Company may call the Public D Warrants for redemption, in whole or in part, at any time upon a minimum of 30 days' prior written notice to holders, at a redemption price of $0.01 per Public Warrant, provided that the average of the means of the closing bid and closing asked quotations of the Common Stock on Nasdaq (or the last sale price if principally traded on a national securities exchange or the Nasdaq National Market System) exceeds 125% of the then exercise price of the Public D Warrants being redeemed for any 20 consecutive trading days ending within 15 days prior to the day on which notice is given. The Company has not determined whether it will exercise such right if it should become available, although there is a good likelihood that it would do so. If the Public D Warrants are called for redemption, they must be exercised prior to the close of business on the date of any such redemption or the right to purchase the applicable shares of Common Stock is forfeited. See "Description of Securities - Public Warrants."


(Cover Page continued on page 2)



                The date of this Prospectus is ___________, 1996.

(Continuation of Cover Page)


                    The shares of Common Stock issuable upon exercise of the Public Warrants will be issued if, as and when the Public Warrants are exercised by the holders thereof. The following table sets forth certain information with respect to the exercise of the Public Warrants:

                                                             Exercise             Solicitation      Proceeds to
                                                               Price(1)              Fee            Company(3)(4)
Per Public C Warrant ..............................          $2.00                  $   --             $2.00
Per Public D Warrant ..............................          $3.00                  $0.12(2)           $2.88
Total (4)..........................................          $2,758,195            $102,472          $2,655,723


--------------------------------

(1) The exercise prices of the Public C Warrants and the Public D Warrants were determined by negotiation between the Company and Hibbard Brown. See
     "Description of Securities - Public Warrants."

(2) Assumes Company will pay a successor-in-interest to Hibbard Brown or another firm which is a member of the National Association of Securities
     Dealers, Inc., as warrant solicitation agent, a fee equal to 4% of the exercise price. Such member firm may be deemed to be an underwriter as defined in the Securities Act of 1933, as amended. See "Description of Securities - Public Warrants."

(3)  Before deducting expenses payable by the Company estimated at $35,000.


(4)  Assumes exercise of all remaining  unexercised Public D Warrants (853,935).
     Prior to the date of this Prospectus  697,955 Public C Warrants and 646,065
     Public D  Warrants  have been  exercised  (excluding  the  98,195  Public C
     Warrants to which this Prospectus relates).




              The Company will also receive the proceeds from the exercise of the 85,000 unexercised Hibbard Brown D Warrants, which will amount to $255,000 if all such Hibbard Brown D Warrants are exercised. The Company will not receive any proceeds from the sale of the Common Stock issuable upon exercise of the Hibbard Brown D Warrants. The successors-in-interest to Hibbard Brown, formerly a registered broker-dealer which is no longer in business, will sell such securities for their own accounts from time to time at market prices prevailing at the time of sale or at negotiated prices and may or may not incur any brokerage commissions in connection therewith. See "Plan of Distribution."

                              AVAILABLE INFORMATION


                    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601- 2511. Copies of such material may also be obtained at prescribed rates by writing the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the NASD SmallCap Market and certain of the Company's reports, proxy materials and other information may be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such web site is http://www.sec.gov.


                    The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such requests should be made to the Company at 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365, telephone (718) 357-3380.

No  dealer,  salesman  or any  other  person  has  been  authorized  to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus. Any information or representations not herein contained, if given or made, must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the securities by any person in any jurisdiction where such offer or solicitation is not authorized, or in which the person making such an offer is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS
                                                                           Page
AVAILABLE INFORMATION.........................................................3
PROSPECTUS SUMMARY............................................................4
THE COMPANY...................................................................7
RISK FACTORS..................................................................8
PRICE RANGES OF SECURITIES...................................................13
DIVIDEND POLICY..............................................................14
USE OF PROCEEDS..............................................................14
CAPITALIZATION...............................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................16
BUSINESS.....................................................................21
MANAGEMENT...................................................................29
PRINCIPAL STOCKHOLDERS.......................................................36
DESCRIPTION OF SECURITIES....................................................39
PLAN OF DISTRIBUTION.........................................................43
SHARES ELIGIBLE FOR FUTURE SALE..............................................44
LEGAL MATTERS................................................................44
EXPERTS......................................................................45
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................45
ADDITIONAL INFORMATION.......................................................45
INDEX TO FINANCIAL STATEMENTS...............................................F-1

                               PROSPECTUS SUMMARY

                    The following summary is qualified in its entirety by the more detailed information and financial data (including the Consolidated Financial Statements and Notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                   The Company


                    News  Communications,  Inc.  (the  "Company")  is  primarily engaged, through various wholly and partly-owned subsidiaries, in the publication and distribution of advertiser supported, community oriented newspapers and related targeted audience publications. The community newspapers are directed at specific geographic communities and, for the most part, are distributed free of charge to selected residences and business establishments in those communities. Each publication focuses on the lifestyle, culture, arts, entertainment, politics and social issues of particular interest to the group of communities at which it is directed. Some of the papers publish different editions (with variations in editorial content and advertising) which are distributed to each community in the targeted group. The principal source of the Company's revenues (92% for the fiscal year ended November 30, 1995 and 94% for the nine months ended August 31, 1996) is the sale of advertising space in its publications.

                    The Company's business plan is to develop a regional group of publications in the greater New York metropolitan area. Toward that end it has to date acquired or organized the following publications: the Manhattan Spirit, which is distributed in neighborhoods on the West Side of Manhattan in New York City; Dan's Papers and the Montauk Pioneer, which are directed at communities in eastern Long Island, New York; the Queens Tribune, the Western Queens Tribune and Bayside Trib at Home, which are directed at communities in the Borough of Queens in New York City; Our Town, which is directed to the East Side of Manhattan; the Bronx Press Review, which is directed at communities in the Borough of the Bronx in New York City; the Riverdale Review, which is directed  at  communities  in the  Riverdale  section  of the  Bronx,  New York;
Lynbrook USA, the Malvern Times, the Rockville Center News & Owl, the Valley Stream MAILeader, the Independent Voice of Long Beach, Oceanside & Island Park, the Rockville Center- Oceanside Beacon, the Baldwin Citizen, the East Rockaway Observer, Elmont Life, Franklin Square Life, West Hempstead Market and Long Island Lifestyles (collectively, the "Nassau Newspapers"), which are directed at communities in Nassau County, New York; Manhattan File, a monthly magazine targeting the upscale young Manhattanite; The Hill, a weekly newspaper devoted to the coverage of the United States Congress; the Brooklyn Skyline, which is directed at communities in New York City's Borough of Brooklyn; and the Chelsea-Clinton News and the Westsider, paid circulation newspapers directed to communities in Manhattan's West Side. The Company's management believes that its strategy will be attractive to advertisers seeking a broad metropolitan area audience. It also believes the Company can take advantage of economies of scale, combination of operations and other synergies not available to individual publications. The Company intends to seek acquisition candidates and other expansion opportunities in the New York region. It also desires to expand to other areas as resources permit, including areas such as New Jersey, Connecticut, Massachusetts and resort communities throughout the United States. See "Business."

                                                     The Offering

Securities Offered by Company...........98,195 shares of Common  Stock  issuable upon exercise  of  Public  C  Warrants
                                        and 853,935 shares of Common Stock
                                        issuable upon exercise of  outstanding
                                        Public D Warrants.

Securities Offered by successors-in-
interest to Hibbard Brown...............85,000 shares of Common Stock.

Terms of Public Warrants................Each Public C Warrant was exercisable at any time until October 9, 1996, and
                                        entitled the holder thereof to purchase
                                        one share of Common Stock at a price of
                                        $2.00 per Public C

                                         Warrant.   Each  Public  D  Warrant  is
                                         exercisable  at any time until  October
                                         9, 1998,  and  presently  entitles  the
                                         holder thereof to purchase one share of
                                         Common  Stock at a price  of $3.00  per
                                         Public   D    Warrant    (subject    to
                                         adjustment). The Company may reduce the
                                         exercise price at any time on notice to
                                         the  holders.  The Company may call the
                                         Public D Warrants  for  redemption,  in
                                         whole  or in part,  at any time  upon a
                                         minimum  of  30  days'  prior   written
                                         notice  to  holders,  at  a  redemption
                                         price of $0.01  per  Public D  Warrant,
                                         provided  that the average of the means
                                         of the closing  bid and  closing  asked
                                         quotations   of  the  Common  Stock  on
                                         Nasdaq  (or  the  last  sale  price  if
                                         principally   traded   on  a   national
                                         securities   exchange   or  the  Nasdaq
                                         National Market System) exceeds 125% of
                                         the then exercise price of the Public D
                                         Warrants  being  redeemed  for  any  20
                                         consecutive  trading days ending within
                                         15  days  prior  to the  day  on  which
                                         notice is given.  See  "Description  of
                                         Securities -- Public Warrants."




Securities Outstanding............Before Offering(1)           After Offering(2)
                                  ---------------              --------------

       Common Stock...............7,887,039 shares             8,924,169 shares
       Preferred Stock
         10% Convertible..........32 shares                    32 shares
          8% Convertible..........217 shares                   217 shares
         12% Convertible..........200 shares                   200 shares
         $10 Convertible..........200,000 shares               200,000 shares
       Public C Warrants..........98,195 Public C Warrants     None
       Public D Warrants..........853,935 Public D Warrants    None

Use of  Proceeds...................Working  capital and other general  corporate purposes, including possible acquisitions and investments in other businesses. See
                                  "Use of Proceeds."


Risk Factors.......................The securities offered hereby involve a high degree of risk. See "Risk Factors" and
                                  "Business."

Nasdaq Symbols....................Common Stock:       NCOM
                                  Public D Warrants:  NCOML


------------------
(1)           Before giving effect to the exercise of the Public Warrants.


(2) After giving effect to the full exercise of the Public Warrants and the 85,000 unexercised Hibbard Brown D Warrants. Does not give effect to (a) up to 366,667 shares issuable upon the exercise of stock options granted and that may be granted under the Company's 1987 Stock Option Plan, (b) up to 1,500,000 shares issuable upon the exercise of options granted and that may be granted under the Company's Discretionary Directors and Officers Stock Option Plan,
              (c) up to 500,000 shares issuable upon the exercise of options granted under the Company's Non-discretionary Directors Stock Option Plan, (d) up to 1,359,505 shares issuable upon conversion of outstanding shares of various series of Preferred Stock and warrants issuable upon such conversion, (e) up to 1,600,000 shares issuable upon the exercise of other outstanding warrants and options, or (f) 162,143 shares reserved for issuance in connection with the acquisition of the Nassau Newspapers.

                          Summary Financial Information

The following summary financial information is derived from the Company's Consolidated Financial Statements included elsewhere in this Prospectus and should be read in conjunction with such Consolidated Financial Statements and the related Notes thereto. Information with respect to Access Network Corp., Dan's Papers, Inc., Tribco Incorporated, Manhattan Publishing Corp. and Business-to-Business and Pennysavers, Incorporated is included for all periods. Information with respect to Long Island Community Newspaper Group, Inc. is included beginning December 10, 1993. Information with respect to Manhattan File Publishing, Inc. is included beginning August 1, 1994. Information with respect to Brooklyn Newspaper Publishing, Inc. is included beginning August 17, 1994. Information with respect to Capitol Hill Publishing, Inc. is included beginning September 1, 1994. Information with respect to Westside Newspaper Corp. is included beginning September 27, 1994. For information relating to the Company's dividend policy, see "Dividend Policy."

Income Statement Data:

                                                   Nine Months ended                               Year ended
                                                       August 31,                                  November 30,
                                                      ------------                               ----------------
                                                   1996                  1995               1995                  1994
                                                   ----                  ----               ----                  ----

Net Revenues.........................            $13,856,070         $13,252,732         $18,113,462          $13,554,929
Operating Expenses...................            $14,833,399         $14,353,517         $19,793,808          $14,664,651
Interest Expense.....................                $72,439             $13,278             $32,608              $24,797
Net Income (Loss) Available
to Common Stockholders...............            $(1,048,018)        $(1,082,472)        $(1,732,034)           $(977,884)
Net Income (Loss) per Share
of Common Stock......................                  $(.13)              $(.14)             $(0.22)              $(0.13)
Average Number of Shares                           7,822,790           7,776,286           7,804,403            7,580,203

Balance Sheet Data:
                                                        August 31, 1996                                August 31, 1995
                                       ------------------------------------------            ---------------------------
                                                                          As
                                                   Actual             Adjusted(1)
Total Assets(2)......................             $10,255,838         $15,247,571                     $9,997,116
Long-Term Debt, excluding
current maturities...................              $1,000,000          $1,000,000                        - 0 -
Working Capital......................              $2,640,082          $7,631,815                     $3,317,247
Stockholders' Equity                               $5,759,138         $10,750,871                     $7,849,992



(1)           Gives effect to the exercise of the remaining  unexercised  Public
              Warrants and Hibbard Brown D Warrants and the application of the estimated net proceeds therefrom and to the matters specified in the heading to the table in "Capitalization."

(2)           At August  31,  1996 and 1995,  and  November  30,  1995 and 1994,
              assets included goodwill of $3,452,150, $3,699,030, $3,665,990 and
              $3,903,111, respectively.

                                   THE COMPANY

                    News Communications, Inc. (the "Company") was incorporated in Nevada under the name Applied Resources, Inc. on May 20, 1986. In December 1987, the Company consummated an Agreement and Plan of Reorganization with Mr. Jerry Finkelstein and a former director and officer whereby the Company acquired from them all of the issued and outstanding shares of Access Network Corp. ("Access"), a New York corporation which was and is the publisher of the Manhattan Spirit, and they together acquired 70.77% of the then issued and outstanding shares of the Company. Access thereby became a wholly-owned subsidiary of the Company. The business of Access is the publication and distribution of the Manhattan Spirit, a weekly, free circulation newspaper directed toward the West Side of Manhattan, New York City.


                    In October 1988, the Company acquired an 80% interest in Dan's Papers, Inc. ("DPI"), a New York corporation organized to buy substantially all of the assets and assume certain of the liabilities of Dan's Papers, Ltd., the publisher and distributor of Dan's Papers and the Montauk Pioneer, weekly free circulation newspapers distributed in eastern Long Island, New York. In May 1989, the Company, through Tribco Incorporated ("Tribco"), a wholly-owned subsidiary, acquired, by way of merger, all the stock of two companies which, together, published and distributed the Queens Tribune, a weekly newspaper serving the Borough of Queens, New York City. In May 1991, the Company, through Manhattan Publishing Corp. ("MPC"), a wholly-owned subsidiary, acquired substantially all of the assets of a company which published Our Town, a weekly free circulation newspaper distributed in Manhattan's Upper East Side. In December 1992, the Company acquired all of the outstanding stock of Parkchester Publishing Co., Inc. ("Parkchester"), the publisher of the Bronx Press Review, a weekly paid circulation newspaper distributed in the Borough of the Bronx of the City of New York. In December 1993, the Company, through Nassau Community Newspaper Group, Inc. ("NCNG"), a wholly-owned subsidiary, acquired substantially all of the assets of a company which was the publisher of the Nassau Newspapers. In August, 1994, the Company, through Brooklyn Newspaper Publishing, Inc. ("BNP"), a wholly-owned subsidiary, acquired substantially all of the assets of a company which was the publisher of the Brooklyn Skyline. In September, 1994, the Company, through Westside Newspaper Corp. ("WNC"), a wholly-owned subsidiary, acquired substantially all of the assets of a company which was the publisher of the Chelsea-Clinton News and the Westsider. In January, 1994, the Company initiated publication of Manhattan File through its 90%-owned subsidiary, Manhattan File Publishing, Inc. ("MFP"). In July, 1994, the Company initiated publication of The Hill through its wholly-owned subsidiary, Capitol Hill Publishing, Inc. ("Capitol Hill"). In connection with various of its acquisitions, the Company incurred significant deferred purchase price obligations. See "Business."


                    The Public Warrants were originally issued as part of units ("Public Units," each consisting of one share of Common Stock, one Public C Warrant and one Public D Warrant) offered pursuant to a public offering under the Registration Statement of which the Prospectus is a part, which became effective on October 9, 1992 (the "1992 Offering").


                    As used in this Prospectus, unless the context requires otherwise, the term "Company" refers to News Communications, Inc. together with Access, DPI, Tribco, MPC, Parkchester, NCNG, BNP, WNC, MFP and Capitol Hill. The Company's principal executive offices are located at 174-15 Horace Harding Expressway, Fresh Meadows, New York 11365. Its telephone number is (718) 357-3380.

                                  RISK FACTORS

                    The securities being offered hereby involve a high degree of risk, including, but not limited to, the risks described below. Each prospective investor should carefully consider the following risk factors affecting the business of the Company and this Offering before making an investment decision:


     1. History of Losses; Accumulated Deficit. The Company's revenues have not been sufficient to satisfy its ongoing expenses of operation. Although it operated on a profitable basis for the 1993 fiscal year, it had net losses of $1,732,034 and $977,884 for the fiscal years ended November 30, 1995 and 1994, respectively, and a net loss of $1,048,018 for the nine months ended August 31, 1996. As of August 31, 1996, the Company's accumulated deficit was $(8,187,485). See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     2. Dividend Restrictions. The Company has not paid any dividends on its Common Stock since its inception and does not contemplate paying any dividends on its Common Stock in the foreseeable future. The Company has the option to pay dividends on its outstanding 10% Convertible Preferred Stock ("10% Preferred Stock") in cash or in shares of Common Stock, valued at their "fair market value." Fair market value of a share of Common Stock shall mean the average of the closing bid and asked priced of the Common Stock for the ten business days prior to the dividend payment date. If there is no trading market for the Common Stock during such period, then the fair market value of the Common Stock shall be determined by the Company's Board of Directors. To date, all dividends on the 10% Preferred Stock have been paid in shares of Common Stock. It is anticipated that dividends on the 10% Preferred Stock will, at least in the foreseeable future, continue to be paid in shares of Common Stock. Applicable provisions of Nevada corporate law affect the ability of the Company to declare and pay dividends and could materially limit, or even prohibit, the Company's ability to pay dividends in the future. Applicable provisions of the Company's outstanding series of Preferred Stock also restrict its ability to pay dividends on its Common Stock in certain circumstances. See "Dividend Policy."

     3. Uncertainties Regarding Company Operations. The likelihood of success of the Company must be considered in light of the difficulties in enhancing and sustaining the readership interest necessary to attract and hold advertisers, which represent the primary source of revenue for the Company. There can be no assurance that the Company's existing publications will retain or increase their present level of acceptance to advertisers, or, if they attain greater acceptance, that such greater acceptance will allow the Company to recoup its development and acquisition costs or achieve profitability on an ongoing basis.

     4. Highly Competitive Industry. The newspaper business is extremely competitive. The Company's publications compete for advertising revenue directly with other newspapers and magazines which are distributed without charge in the areas in which the Company's publications are distributed. The Company's publications also compete with newspapers and magazines which are sold in the areas in which the Company's publications are distributed, as well as with other advertising media such as radio and television. Many of the Company's competitors have established market positions and name recognition, as well as marketing and financial resources greater than those of the Company. See "Business - Competition."


     5. Dependence Upon Key Personnel. The success of the Company is dependent upon the personal efforts and abilities of its officers, including Jerry Finkelstein, Chairman of the Board, Wilbur L. Ross, Chief Executive Officer, and Michael Schenkler, President. The Company is also dependent upon certain key personnel who are publishers and/or editors of some of the publications the Company has acquired. Such persons include Mr. Dan Rattiner, who is the publisher and editor of Dan's Papers. If the affiliation of any of these persons were to cease before a qualified successor could be found, there could be a material adverse effect on the business and prospects of the publications of which such person is a publisher, editor or operator and on the business and prospects of the Company as a whole. The Company has employment agreements with Messrs. Finkelstein, Schenkler and Rattiner. It does not maintain key-man life insurance on any of its employees. See "Management."


     6. Significant Seasonality of Certain Publications. Dan's Papers, which is a resort area newspaper, has significant seasonal variations in revenues. This seasonality has historically caused operating results to vary significantly from quarter to quarter, with the third fiscal quarter being the most significant in terms of revenues and income. Failure of Dan's Papers to have sales of advertising space increase in the prime summer season after losses carried during the off-season will have a material adverse effect on the Company's operating results and profitability. The Hill is also subject to variations in revenues, depending upon the periods that Congress is in session.


     7. Potential Dilutive Effect of Outstanding Options and Convertible Securities; Registration Rights. As of the date of this Prospectus, without taking into account the exercise of the Public C Warrants, Public D Warrants or Hibbard Brown D Warrants, there were outstanding various options, warrants and shares of Preferred Stock which, if exercised or converted by the holders thereof, would entitle such holders to purchase up to 3,679,667 shares of Common Stock at prices ranging from $1.25 to $9.00 per share.


                    The exercise or conversion of any of such securities will most likely have a dilutive effect on the Company's Common Stock. Moreover, the terms upon which the Company may be able to obtain additional capital may be adversely affected because the holders of such securities can be expected to exercise or convert their securities at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by the terms thereof. In addition, certain holders of Common Stock, Preferred Stock and options of the Company have received registration rights with respect to the securities held by or issuable to them and the Company has granted certain registration rights with respect to the other securities. These registration rights could result in substantial future expense to the Company and could adversely affect any future equity or debt financing. Furthermore, the sale of such shares of Common Stock held by or issuable to the holders of registration rights, or even the potential of such sales, could have an adverse effect on the then current market price of the Company's securities. See "Description of Securities."


     8. Rights of Holders of $10 Convertible Preferred Stock. So long as at least 100,000 shares of $10 Convertible Preferred Stock are outstanding, the holders thereof will have the right to nominate and elect half of the directors constituting the whole Board of Directors of the Company and the vote of the holders of a majority of such shares, voting as a class, also must approve any sale of all or substantially all of the Company's assets, merger or other similar transaction which the Company proposes to undertake. As a result of such rights, such holders and the directors elected by them, to the extent they act in a concerted manner, will be able to prevent the Company from undertaking any action or entering into any agreement with which they do not agree even if such action or agreement may be beneficial to the Company or the holders of other classes of the Company's securities.


     9. Non-Registration in Certain Jurisdictions of Shares Underlying Public Warrants; Current Prospectus and State Registration Required to Exercise Public Warrants. Holders of Public Warrants may reside in or may move to jurisdictions in which the shares of Common Stock underlying the Public Warrants are not registered or qualified for issuance or sale under the applicable state securities laws at a time when they may wish to exercise the Public Warrants. In this event, the Company would be unable to issue shares of Common Stock to the person desiring to exercise the Public Warrants unless the shares could be registered or otherwise qualified for sale in the jurisdiction in which such purchaser resides, or an exemption from such registration or qualification exists in such jurisdiction. There can be no assurance that the Company will be able to effect any required registration or qualification.

                    A holder will be able to exercise the Public Warrants only if a current prospectus relating to the securities underlying the Public Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the holder resides. Although the Company will undertake to use its best efforts to maintain the effectiveness of a current prospectus covering such securities, there can be no assurance that the Company will be able to do so. The value of the Public Warrants may be greatly reduced if a current prospectus covering the securities issuable upon the exercise of the Public Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders reside.


     10. Qualification Requirements for Nasdaq Securities. The Common Stock is presently quoted on the Nasdaq SmallCap Market. For the Company's securities to continue to be eligible for inclusion in the Nasdaq SmallCap Market, the Company must, among other things, maintain at least $2,000,000 in total assets and have at least $1,000,000 of capital and surplus and the bid price of the Common Stock must be at least $1.00 per share, provided, however, that, if a company's stock falls below such minimum bid prices, it will remain eligible for continued inclusion if the market value of the public float is at least $1,000,000 and the company has at least $2,000,000 in capital and surplus. Nasdaq has recently proposed more stringent requirements for maintaining eligibility for the SmallCap Market. While the Company presently meets the required standards, there can be no assurance that it will continue to be able to do so. If it should fail to meet one or more of such standards, its securities would be subject to deletion from the Nasdaq SmallCap Market. If this should occur, trading, if any, in the Common Stock and the Public Warrants would then be conducted on the NASD OTC Bulletin Board or in the over-the-counter market in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Company's securities cease to be quoted on Nasdaq and the Company fails to meet certain other criteria, they would be subject to a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell their securities in the secondary market.


     11. Factors Affecting Exercise Price of Public Warrants; Possible Volatility of Stock Price. The exercise prices and other terms of the Public
Warrants were arbitrarily determined by negotiation between the Company and Hibbard Brown and do not necessarily bear any relationship to the risk of the investment in these securities, the value of the assets of the Company, the earnings of the Company, or any other traditional indicia of the worth of securities. Although the Company may reduce the exercise prices of the Public D Warrants at any time on notice to the holders, the exercise prices might never be less than the fair market value of the shares of Common Stock of the Company during the exercise period of the Public D Warrants. Accordingly, the Public D Warrants may expire before achieving any value. The market prices for shares of Common Stock and the Public D Warrants may be significantly affected by such factors as the Company's financial performance, the results of the Company's efforts to increase circulation and advertising copy of its publications, the Company's acquisition and/or development of publications and services with a complementary focus, and various factors affecting the newspaper industry generally. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for many companies, particularly small and emerging growth companies traded on the over-the-counter market, and these wide price fluctuations are not necessarily related to the operating performance of these companies. Accordingly, there may be significant volatility in the market for the securities of the Company and there can be no assurance that the shares of Common Stock issuable upon exercise of the Public Warrants can be resold at or near the exercise prices. See "Price Ranges of Securities."


     12. Potential Depressive Effect of Shares Eligible for Future Sale Pursuant to Rule 144; Other Potential Sales. At present, approximately 2,320,906 shares of the Company's outstanding
                                       10

Common Stock are "restricted" securities as that term is defined in Rule 144 under the Securities Act of 1933. Of the restricted shares, approximately 2,250,906 have presently been held for over two years. Possible or actual sales of such restricted Common Stock by current stockholders of the Company under Rule 144 may in the future have a depressive effect upon the price of the Common Stock in any market which exists or which may develop. In general, under Rule 144, a person who has satisfied a two year holding period may, under certain circumstances, sell publicly, in each three month period thereafter, an amount of restricted securities that does not exceed the greater of (i) 1% of the number of outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding such sale. Persons who have not been affiliated with the Company for at least three months and who have held their restricted securities for at least three years are not subject to the volume and certain other limitations with respect to the sale of such securities. Sales of restricted securities may also be made at any time pursuant to an effective registration statement under the Securities Act of 1933. See "Shares Eligible for Future Sale."

     13. Potential Dilutive Effect of Authorized and Unissued Shares of Common Stock Issuable in Discretion of Management; Authorization of Preferred Stock. The Company is authorized to issue 100,000,000 shares of Common Stock, of which 7,887,039 shares are outstanding, 1,359,505 are reserved for issuance upon conversion of outstanding Preferred Stock and warrants issuable upon such conversion, 952,130 are reserved for issuance upon exercise of the Public C Warrants and Public D Warrants, 85,000 are reserved for issuance upon exercise of the outstanding Hibbard Brown D Warrants, 2,366,667 are reserved for issuance pursuant to the Company's stock option plans and other outstanding options and warrants, of which options and warrants to purchase 2,079,667 shares are issued and outstanding, 1,600,000 shares are reserved for issuance upon exercise of other outstanding options and warrants, and 162,143 shares are reserved for issuance in connection with the acquisition of the Nassau Newspapers. The balance of the authorized but unissued shares of Common Stock will be issuable, in the discretion of the Board of Directors, without seeking stockholder approval. Management has no plans at the present time to issue any of these authorized but unissued shares except in payment of dividends on the 10% Preferred Stock. The Company is also authorized to issue 500,000 shares of "blank check" Preferred Stock (of which 201,567 shares have been issued) with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue the balance of the Company's authorized Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock or other series of Preferred Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. See "Description of Securities."

     14. Potential Loss of Rights Upon Redemption of Public D Warrants. The Company may call the Public D Warrants for redemption, in whole or in part, at any time upon a minimum of 30 days' prior written notice to holders, at a redemption price of $0.01 per Public D Warrant, provided that the average of the means of the closing bid and closing asked quotations of the Common Stock on Nasdaq (or the last sale price if principally traded on a national securities exchange or the Nasdaq National Market System) exceeds 125% of the then respective exercise prices of the Public D Warrants being redeemed for any 20 consecutive trading days ending within 15 days prior to the day on which notice is given. If the Public D Warrants are called for redemption, holders of the Public D Warrants will lose their right to exercise the Public D Warrants except during the 30-day period after the date of the Company's written notice of redemption. Notice of redemption of the Public D Warrants may, under certain circumstances, force the holder either to (i) exercise his Public D Warrants to Common Stock at a time when it may be disadvantageous for such holder to do so, or to (ii) accept the redemption price, which is likely to be substantially less than the market value of the Public D Warrants at the time of redemption. The Company has not determined whether it will exercise such right if it should become available, although there is a good likelihood that it would do so. See "Description of Securities - Public Warrants."

     15. Dilution. This Offering involves an immediate and substantial dilution to investors who exercise their Public Warrants because the net tangible book value per share of the Common Stock of the Company after exercise will be substantially less than the per share exercise prices of the Public C Warrants ($2.00) and Public D Warrants ($3.00). If none of the Public D Warrants are exercised, such dilution would be $1.67 (84%) to the holders of the Public C Warrants. If all of the Public D Warrants were exercised, such dilution would be $1.43 (72%) to the holders of the Public C Warrants and $2.43 (81%) to the holders of the Public D Warrants.

     16. Broad Discretion in Application of Proceeds by Management. Allocation of Proceeds to Repay Indebtedness, including Loans from Principal Stockholder; Potential Use of Portion of Net Proceeds for Unspecified Acquisitions. All of the estimated net proceeds of this Offering have been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. Approximately $1,000,000 of the estimated net proceeds of this Offering may be allocated to the repayment of a loan from D. H. Blair Investment Banking Corp., a principal stockholder of the Company (see "Management - Certain Transactions" and "Principal Stockholders"), and, if so used, will not be available for other corporate purposes. A portion of the net proceeds allocated to working capital may be used by the Company for acquisitions. Although the Company has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by the Company, the Board of Directors will have the ability to approve such acquisition without seeking the approval of the stockholders of the Company. See "Use of Proceeds."

     17. Potential Litigation Exposure. The Company is a defendant in litigation proceedings in which the plaintiffs have claimed significant amounts of damages. See "Business - Legal Proceedings." Although management believes that the claims are without merit and that the Company has meritorious defenses, there can be no assurance that the Company will prevail in such actions. An adverse judgment in either such action may have a materially adverse effect upon the financial condition of the Company, depending upon the amount of such judgment.

     18. Possible Adverse Effect of Termination of Business of Hibbard Brown. Hibbard Brown, the Company's warrant solicitation agent for the Public Warrants, has terminated its business. As a result thereof, the liquidity and market prices of the Company's securities, particularly the Public D Warrants, could be adversely affected.

                           PRICE RANGES OF SECURITIES



                    The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol NCOM. The Public Units (symbol NCOMU), each consisting of one share of Common Stock, one Public C Warrant (symbol NCOMM) and one Public D Warrant (symbol NCOML), were quoted on the Nasdaq SmallCap Market until October 9, 1996, when they ceased to be quoted upon the expiration of the exercise period of the Public C Warrants. The Public D Warrants, although eligible, have not been quoted separately.





                                                Common Stock                                 Units
Quarter Ended                             High                  Low                 High                Low
-------------                             ----                  ---                 ----                ---
February 28, 1994                         4.25                 2.00                 7.00                2.00
May 31, 1994                              2.38                 1.25                 2.50                1.50
August 31, 1994                           3.50                 2.00                 5.00                2.00
November 30, 1994                         3.00                 1.88                 3.00                1.75
February 28, 1995                         3.06                 1.94                 4.00                2.00
May 31, 1995                              2.75                 1.88                 2.75                2.25
August 31, 1995                           2.94                 2.00                 4.25                4.25
November 30, 1995                         3.00                 2.38                 3.25                2.50
February 28, 1996                         3.25                 2.38                  N/A                N/A
May 31, 1996                              2.81                 2.13                 3.00                2.75

August 31, 1996                           2.50                 1.63                  N/A                N/A
November 30, 1996                         2.56                 1.00                 2.00                2.00


                    On December 5, 1996, the last sale price of the Common Stock was $2.50.

                    At November 30, 1996, there were approximately 1,900 record owners of the Company's Common Stock and approximately 650 record holders of the Public D Warrants. The Company estimates there are approximately 2,100 beneficial owners of its Common Stock and approximately 650 beneficial owners of the Public D Warrants.

                                 DIVIDEND POLICY


                    The Company has never declared or paid any cash dividends on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company intends to retain any future earnings to finance the growth of the Company. Applicable provisions of Nevada corporate law may affect the ability of the Company to declare and pay cash dividends and common stock dividends on the Common Stock as well as Preferred Stock. Under Nevada law, dividends may be paid from a corporation's excess of assets over its liabilities including capital (based upon certain computations) or in case there shall be no such excess, out of its net profits for the current fiscal year and the preceding fiscal year or out of its net profits for the preceding fiscal year. Dividends on the 10% Preferred Stock are payable annually in an amount of $500 per share of 10% Preferred Stock, in cash or in shares of Common Stock having a fair market value of $500, payable on September 19th of each year. Dividends on the 10% Preferred Stock may be paid in shares of Common Stock to the extent the Company has sufficient authorized but unissued Common Stock even if the Company has sufficient assets or net profits to pay such dividends in cash. It is anticipated that any permitted dividends will, at least in the foreseeable future, continue to be paid in shares of Common Stock. There can be no assurance that, in the future, the Company will have sufficient surplus available for payment of cash or Common Stock dividends. See "Description of Securities" and Consolidated Financial Statements and Notes thereto.


                                 USE OF PROCEEDS


                    The net proceeds to be received by the Company upon the full exercise of the outstanding Public Warrants and Hibbard Brown D Warrants, if, as and when such securities are exercised by the holders thereof, are estimated to be approximately $2,876,000. Such amounts will be used for working capital and other general corporate purposes as and when received. A portion of such proceeds may be used to repay a $1,000,000 loan from D. H. Blair Investment Banking Corp., a principal stockholder of the Company. See "Management - Certain Transactions" and "Principal Stockholders." A portion of such proceeds may be used in the future for additional acquisitions of or investments in other businesses, both related or non-related to the Company's newspaper business. Such investments could include controlling or non-controlling or minority interests. The Company is in the process of identifying appropriate candidates for acquisitions. There can be no assurance that the Company can make additional acquisitions acceptable to it. Until utilized, the net proceeds of this offering will be invested in short-term United States Government securities, certificates of deposit, money market funds and other short-term or long-term interest-bearing investments and investment grade common equities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

                                 CAPITALIZATION


                    The following table sets forth the capitalization of the Company at (a) August 31, 1996; and (b) as adjusted to give effect to (i) the issuance of 200,000 shares of $10 Convertible Preferred Stock, 10,624 shares of Common Stock in payment of dividends on the 10% Convertible Preferred Stock, and 50,000 shares issued to Rothschild Inc., and (ii) the issuance of 98,195 shares of Common Stock upon the exercise of the Public C Warrants, 853,935 shares of Common Stock upon exercise of the Public D Warrants, and 85,000 shares of Common Stock upon exercise of the outstanding Hibbard Brown D Warrants, and the application of the estimated net proceeds therefrom:



                                                                                 Actual            As Adjusted
Stockholders' Equity:
  Preferred Stock, $1.00 par value, 500,000 shares authorized.............
     10% Convertible Preferred Stock, 1,250 shares authorized,
        32 outstanding and as adjusted....................................           $32                 $32
     8% Convertible Preferred Stock, 500 shares authorized, 217
        outstanding and as adjusted.......................................           217                 217
     12% Convertible Preferred Stock, 200 shares authorized,
        outstanding and as adjusted.......................................           200                 200
     $10 Convertible Preferred Stock, 200,000 shares authorized,
        none outstanding and 200,000 as adjusted                                      --             200,000
     Paid-in Capital Preferred Stock......................................        519,873          2,319,873
  Common Stock, $.01 par value, 100,000,000 shares authorized,
    7,977,415 issued, 8,990,169 as adjusted(1)                                     79,774             89,901
     Paid-in Capital Common Stock.........................................     13,755,256         16,736,862
  (Deficit)...............................................................    ($8,187,485)       ($8,187,485)
  Totals..................................................................      $6,167,867       $11,159,600
  Less: Treasury Stock, 151,000 shares actual and as adjusted.............       (408,729)         (408,729)
                                                                               -----------      ------------
     Total stockholder's equity...........................................     $5,759,138        $10,750,871
                                                                               ==========        ===========

--------------------------------
(1) Does not give effect to (a) up to 366,667 shares issuable upon the exercise of stock options granted and that may be granted under the Company's 1987 Stock Option Plan, (b) up to 1,500,000 shares issuable upon the exercise of options granted and that may be granted under the Company's Discretionary Directors and Officers Stock Option Plan, (c) up to 500,000 shares issuable upon the exercise of options granted under the Company's Non-discretionary Directors Stock Option Plan, (d) up to 1,359,505 shares issuable upon conversion of outstanding shares of various series of Preferred Stock and Warrants issuable upon such conversion, (e) up to 1,600,000 shares issuable upon the exercise of other outstanding warrants and options, or (f) 162,143 shares reserved for issuance in connection with the acquisition of the Nassau Newspapers.

                                       15

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

                    The table on page 18 sets forth, for the periods indicated, certain information relating to each of the Company's publications and to certain expenses incurred by the parent company, News Communications, Inc. For information with respect to the Company's financial position and actual results of operations on a consolidated basis, please refer to Consolidated Financial Statements and Notes thereto.

RESULTS OF OPERATIONS

                        Nine Months Ended August 31, 1996
                  Compared To Nine Months Ended August 31, 1995
     (Note: The period ending August 31, 1996 includes 39 weeks as compared to August 31, 1995 which includes 40 weeks for most publications.)

Net Revenues

                    Even though 1995 had the benefit of an additional issue, the total revenues were still up almost 8%. the Queens Tribune had an increase (8%) in its average weekly revenue, due to expansion with the "Bayside Trib at Home." Average weekly revenues for Nassau Newspapers publications has stayed even. Dan's Papers has continued to expand its market share in the Long Island posh resort area, the Hamptons. By effectively positioning itself as the advertising standard on Long Island's east end, it is continuing its dominance in its market area and increasing its revenues (12%). Average weekly revenues at the Bronx Press Review, Westside and Our Town remained even. The Hill had an increase (4%) in revenue as a result of increased market share. Manhattan File had an increase (22%) in revenue as a result of an improved sales effort and additional special supplements. Brooklyn Skyline had an increase in average weekly revenue (17%) due to its expansion into a fifth zone and an ongoing increased sales effort.

Income (Loss) -- Publications

                    As the Company continues to benefit from the effect of a series of budget cuts, instituted during the second quarter, which will save the Company approximately $1.3 million on an annualized basis, Net Income from publications (which included the effect of the additional issue in 1995) increased dramatically in 1996. In addition, the Company has ongoing negotiations with printers to take advantage of decreasing newsprint prices. The increases in income for the Queens Tribune (9%) and Dan's Papers (11%), are attributed to their increased revenues and budget cuts and print costs. Our Town had an increased profit (165%), while the Bronx Press Review and the Manhattan Spirit had profits compared to losses last year primarily as a result of the budget costs and print costs. Nassau Newspapers had an increased loss as a result of lower revenue and repositioning the publication by converting some shoppers to newspapers. Westside incurred an increased loss as a result of decreased revenues. The Hill had an increased loss as a result of lower revenues. As a result of budget cuts and increased revenues, Manhattan File (23%) and Brooklyn Skyline (42%) decreased their losses as compared to last year.

Parent Company Expenses

                    The increase in parent company expenses was primarily as a result of increased interest expense, professional fees and a change in the timing of various expenses previously incurred in the fourth quarter.

                       Fiscal Year Ended November 30, 1995
                 Compared To Fiscal Year Ended November 30, 1994

     The following discussion compares results of operations for the fiscal year ended November 30, 1995 to the fiscal year ended November 30, 1994. Brooklyn Skyline was acquired in August 1994, West Side was acquired in September 1994 and The Hill and Manhattan File were started during 1994. Therefore, comparisons for these publications are not discussed as they would not be meaningful.

     In a year that was highlighted by a 34% increase in revenues from $13,554,929 in 1994 to $18,113,462 in 1995, the Company started to apply its successful publishing techniques to its new properties. We anticipate the effect of these strategies to accrue to the Company's benefit in the near future.

Net Revenues

                    Total revenues from existing publications were up slightly (3%). Dan's Papers had an increase in revenues (12%) as a result of its continued dominance in its market area. There were decreases in revenues at the Manhattan Spirit (5%) and Our Town (7%) primarily as a result of decline in revenues associated with the electoral process in this off-election year. The next fiscal year has normal election activity and should return these revenues to their previous levels. The Queens Tribune had an increase in revenues (1%) in spite of a significant decrease in election related revenues, due primarily to the growth of its Bayside Trib at Home edition which was started up in the latter part of the year. The Bronx Press Review revenues show a modest increase (3%). The addition of Long Island Lifestyles, a four color lifestyle section which is included in all existing Nassau publications has enabled advertisers to make an effective regional buy and helped increase revenues for the Nassau Newspapers (8%).

Income (Loss) -- Publications

                    The unusually large increase of approximately 60% in the cost of newsprint, which accounts for 60% -- 65% of printing costs, was the largest factor causing a decrease in the income of existing publications. Income was down for the Queens Tribune (18%), Dan's Papers (5%), Manhattan Spirit (34%) and Our Town (34%) primarily as a result of the increase in the price of newsprint. As a result of newsprint prices, the cost of printing the Company's newspapers increased between 22% and 40%, which accounts for more than the entire decrease in operating income. Dan's Papers decrease was offset by its increased revenues. The Queens Tribune income also includes start-up costs relating to its new Bayside Trib at Home edition. The increase in loss at Nassau Newspapers (59%) resulted from the increase in printing costs as well as the increased costs associated with the start-up of Long Island Lifestyles. In addition to the effect of newsprint prices, the Bronx Press Review showed a loss as compared to a small profit last year as a result of the prior year including a significant gain on the sale of its building in 1994. Since year-end the price of newsprint has fallen approximately 13% and additional reductions are anticipated. Additionally, since the end of the fiscal year the Company has taken steps to reduce expenses in its operating budget by approximately $1,200,000.

Parent Company Expenses

                    The increase in parent company expenses was primarily a result of increased rent and personnel costs and professional fees required by the recent corporate growth expansion.



                                                            Nine months ended                  Year ended
                                                                August 31,                     November 30,
                                                      ---------------------------         -------------------
                                                          1996             1995           1995            1994
                                                          ----             ----           ----            ----
NET REVENUES

   Queens Tribune................................     $2,500,419      $2,320,369       $3,169,336     $3,148,418
   Dan's Papers..................................      2,851,634       2,535,152        3,261,060      2,921,469
   Manhattan Spirit..............................      1,200,445       1,226,334        1,712,280      1,802,405
   Our Town......................................      1,034,706       1,136,363        1,552,499      1,678,349
   Nassau Newspapers.............................      1,632,291       1,722,871        2,327,215      2,153,750
   Bronx Press Review............................        684,040         731,827          925,314         899,647
   The Hill......................................      1,064,623       1,019,990        1,645,501        216,962
   Manhattan File................................      1,269,262       1,041,547        1,490,178        392,070
   Brooklyn Skyline..............................        921,498         752,111        1,054,169        206,323
   Westside Publications.........................        697,152         766,168          975,910        135,536
                                                    -------------   -------------    -------------   -----------
Total Net Revenues                                   $13,856,070     $13,252,732      $18,113,462    $13,554,929
                                                     ===========     ============     ============   ===========

INCOME (LOSS) PUBLICATIONS BEFORE GOODWILL
   Queens Tribune................................       $410,864        $375,422         $496,001       $605,903
   Dan's Papers..................................        743,848         672,997          679,379        713,290
   Manhattan Spirit..............................         50,890          10,102           79,307        120,878
   Our Town......................................         79,492          91,180          157,246        239,520
   Nassau Newspapers.............................       (192,426)       (199,570)        (287,917)      (181,459)
   Bronx Press Review............................         23,813         (36,271)        (125,378)         1,756
   The Hill......................................       (433,180)       (407,556)        (316,177)      (387,887)
   Manhattan File................................       (245,553)       (320,323)        (373,628)      (499,495)
   Brooklyn Skyline..............................        (59,925)       (102,539)        (149,460)       (59,825)
   Westside Publications.........................        (39,851)         31,551          (34,631)       (16,310)
                                                    -------------    ------------    -------------  -------------
Income (Loss)-- Publications                            $337,972        $114,993         $124,742       $536,371
                                                        ========        ========         ========       ========

INCOME (LOSS) PUBLICATIONS AFTER GOODWILL(1)
   Queens Tribune................................       $330,713        $295,271         $389,133       $499,035
   Dan's Papers..................................        705,823         634,972          628,678        662,589
   Manhattan Spirit..............................         50,890          10,102           79,307        120,878
   Our Town......................................         39,109          50,797          103,401        185,675
   Nassau Newspapers.............................       (217,809)       (222,817)        (321,762)      (212,436)
   Bronx Press Review............................         13,127         (46,957)        (139,626)       (12,492)
   The Hill(3)...................................       (433,180)       (407,556)        (316,177)      (387,887)
   Manhattan File(3).............................       (247,953)       (320,323)        (376,828)      (499,495)
   Brooklyn Skyline..............................        (64,515)       (106,721)        (165,753)       (61,865)
   Westside Publications.........................        (52,073)         21,768          (40,751)       (20,091)
                                                    -------------    ------------    -------------  -------------
Income (Loss)-- Publications                            $124,132        $(91,464)       $(160,378)      $273,911
                                                        =========       =========       ==========      ========

PARENT COMPANY EXPENSES
Personnel, Rent, General and Administrative           $1,101,461      $1,009,322       $1,519,968     $1,288,989
Interest (Income) Expense(2)                              70,689         (18,314)           3,900        (37,196)
                                                    ------------    -------------    ------------     -----------
Total Parent Company Expenses                         $1,172,150        $991,008       $1,523,868     $1,251,793
                                                      ==========        ========       ==========     ==========


NET (LOSS) BEFORE MINORITY INTEREST                  $(1,048,018)    $(1,082,472)     $(1,684,246)     $(977,882)
                                                     ============    ============     ============     ==========


LESS: MINORITY INTEREST IN INCOME OF
SUBSIDIARY                                           $   - 0 -       $   - 0 -            $47,788  $      - 0 -
                                                     ------------    -------------        ------- -------------

NET (LOSS)                                           $(1,048,018)    $(1,082,472)     $(1,732,034)      $(977,882)
                                                     ============    ============     ============      ==========
-----------------------------------------
(Footnotes to table are on following page)

                                       18





-----------------------------
(Footnotes to table on preceding page)

(1)   Reflects expense for amortization of goodwill by publication as follows:


                                                  Nine months ended                       Year ended
                                                      August 31,                         November 30,
                                           1996                1995                1995                 1994
                                           ----                ----                ----                 ----
Queens Tribune................           $80,151             $80,151             $106,868            $106,868
Dan's Papers..................            38,025              38,025               50,701              50,701
Our Town......................            40,383              40,383               53,845              53,845
Bronx Press Review............            10,686              10,686               14,248              14,248
Nassau Newspapers.............            25,383              23,247               33,845              30,977
Brooklyn Skyline..............             4,590               4,182               16,293               2,040
Westside Publications.........            12,222               9,783                6,120               3,781
Manhattan File                             2,400                ---                 3,200               ----
                                     -----------           ---------            ---------           ----------
                                        $213,840            $206,457             $285,120            $262,460
                                        ========            ========             ========            ========

(2) Net of interest income of $1,750 and $31,591 for the nine months ended August 31, 1996 and 1995, and $28,708 and $61,993 for the years ended November 30, 1995 and 1994, respectively.


LIQUIDITY AND CAPITAL RESOURCES

            At August 31, 1996, the Company had an excess of current assets over current liabilities of approximately $2,640,000. In May 1996 the Company obtained a $1,000,000 two-year loan, from its largest shareholder, which was primarily for working capital needs result from seasonal fluctuations in cashflow. On October 28, 1996 a group of investors invested $2,000,000 in the Company through the purchase of 200,000 shares of $10 Convertible Preferred Stock. Until utilized, available cash is invested in short-term United State Government securities, certificates of deposit, money market funds, other short-term and long-term interest bearing investments, and investment grade common equities.

            For the nine months ended August 31, 1996, the Company had a cash increase of approximately $262,000 resulting from (a) operating activities made up of operating loss of ($1,048,000), increased by non-cash items such as depreciation and amortization of $351,000, provision for loss on accounts receivable of $199,000 and changes in balance sheet items such as increases in accounts receivable of ($956,000), other current assets of ($104,000), and accounts payable and accrued expenses of $310,000 and decreases in accrued payroll and payroll taxes of $(103,000)(b) decrease of ($42,000) from capital expenditures (c) offset by increases from financing activities from proceeds of notes payable of $1,675,000 offset by payments of ($24,000) on long-term debt. See "Consolidated Statements of Cash Flows."

            For the year ended November 30, 1995, the Company had a cash decrease of approximately $788,000 (a) resulting from operating activities, made up of operating loss of ($1,732,034), increased by non-cash items such as depreciation and amortization of $495,000, provision for loss on accounts receivable of $396,000 and changes in balance sheet items such as increases in accounts receivable ($1,527,000) and increases in accounts payable and accrued expenses of approximately $261,000; (b) increased by investing activities such as sale of marketable securities of $925,000 offset by capital expenditures of ($148,000); (c) increased by $418,000 provided by financing activities including $500,000 from proceed of bank loans and proceeds of option & warrants exercises ($60,000) offset by repayment of notes payable ($100,000) and dividends on Preferred Stock ($41,000).

            For the year ended November 30, 1994, the Company had a cash decrease of approximately $2,000,000 resulting from (a) operating activities, made up of operating loss of $563,000, increased by non-cash items such as depreciation and amortization ($413,000), and changes in balance sheet items such as increases in accounts receivable ($1,983,000) and increase in accounts payable and accrued expenses ($584,000); (b) reduced by $1,820,000 for investing activities (see Consolidated Statements of Cash Flows); (c) increased by financing activities (including $1,951,000 provided from the exercise of Class C and Class D Warrants less payments of long-term debt ($470,000)).

            Although there can be no assurance, management believes that the Company's operations will generate positive cash flow for the fiscal years ending November 30, 1996 and 1997. It is the opinion of management that cash on hand and cash from operations are expected to be sufficient to meet the Company's cash needs on an ongoing basis.

            The Company's terms of payment for its advertising sales are generally net 30 days. However, the Company's experience, which management believes is typical of the weekly newspaper industry, is that payments are received over much longer periods. As of August 31, 1996, the average age of the Company's receivables was about 120 days. Management has recognized the continued adverse economic conditions and has taken that into consideration in identifying those accounts which require a reserve. As a result, the Company's reserve for bad debts is believed to be sufficient to avoid the need for further material write-offs. At August 31, 1996, the Company had sufficient cash on hand to fund the purchase of stock of DPI if Mr. Rattiner exercised his option requiring the Company to do so (see "Management -- Certain Transactions"). The Company had no material commitments for capital expenditures at August 31, 1996.

                                    BUSINESS


            News Communications, Inc., a Nevada corporation formed in 1986 (the "Company," which, as used herein, unless the context requires otherwise, refers to News Communications, Inc. together with its subsidiaries), has been primarily engaged, through various wholly owned and partly-owned subsidiaries, in the publication and distribution of advertiser supported, community oriented newspapers and related targeted audience publications. The community newspapers are directed at specific geographic communities and, for the most part, are distributed free of charge to selected residences and business establishments in those communities. Each publication focuses on the lifestyle, culture, arts, entertainment, politics and social issues of particular interest to the group of communities at which it is directed. Some of the papers publish different editions (with variations in editorial content and advertising) which are distributed to each community in the targeted group. The principal source of the Company's revenues (94% for the nine months ended August 31, 1996, and 92% for the fiscal year ended November 30, 1995) is the sale of advertising space in its publications.

            While the  Company is also  striving  to expand the  business of its current publications through more intensive sales efforts, it believes that the major opportunities for growth in community newspapers lie through acquisitions of existing publications. Such acquisitions would afford the Company an established presence in the marketing and circulation areas covered by the acquired publications. As opposed to starting up new publications, an acquisition policy also changes a competitor into an ally and, management believes, offers a faster possible return on investment. On the other hand, acquisitions may carry with them negative attributes of their predecessors, such as duplicative staffing which may be costly and disruptive to eliminate and policies, procedures and matters of corporate culture which could be well-established but different from or contrary to those of the acquiring entity. Acquisitions can also be costly to effectuate and may subject the Company to large charges against earnings to amortize their good will as has been the Company's experience. Consequently, the Company is also considering low-cost methods to initiate new publications to complement its existing newspapers and magazines.


            The Company's business plan is to develop a regional group of publications in the greater New York metropolitan area. The Company's management intends to seek acquisition candidates and other expansion opportunities in the New York region. The Company also desires to expand to other areas as resources permit, including areas such as New Jersey, Connecticut, Massachusetts and resort communities throughout the United States.

            In furtherance of its business plan, the Company underwent considerable expansion in 1994. This included the acquisition of community newspapers in Nassau County (the suburban Long Island county just east of New York City), Brooklyn and Manhattan.


            The Company also believes that it has developed the talent and expertise to expand into media ventures other than community newspapers (e.g., electronic publishing on the Internet and radio and television). In addition, in 1995, the Company expanded by launching a new weekly supplement to its Nassau publications, Long Island Lifestyles, and a new weekly door-to-door edition of its Queens newspaper, Bayside Trib at Home. In 1994, the Company launched two new products - Manhattan File, a glossy magazine directed at the young urban Manhattanite, and The Hill, a newspaper covering the United States Congress.


            The Company's management believes that advertisers would be receptive to the wide circulation at relatively low cost that could be offered by a related group of publications providing a broad metropolitan area audience. Because the marginal costs of adding editorial and advertising content are generally significantly lower than the additional advertising revenues that would be derived, management believes that it can offer potential new advertisers low rates and still increase its operating profits. It also believes the Company can take advantage of economies of scale, combination of operations and other synergies not available to individual publications. In management's opinion, businesses of the type that advertise in local newspapers such as those published by the Company, such as merchants and other local businesses, are apt to consider such newspapers favorably when compared to other advertising media because of the ability of such newspapers to reach specifically targeted audiences. The advertisers need not pay rates that are based on broader audiences not of interest to them.

The Manhattan Spirit

            Access publishes the Manhattan Spirit, a weekly free circulation newspaper founded in 1985, which focuses on the lifestyle, culture, arts, entertainment, politics and social issues of interest to the West Side and lower Manhattan. Access editors and support staff, together with a variety of contributing free-lance writers and columnists, write and edit all material for each weekly issue of the Manhattan Spirit and perform all composition, layout, and typesetting work. Printing is performed by outside contractors. In addition, the Manhattan Spirit offers graphics and printing services to its customers.


            The Manhattan Spirit has won many awards, including, in the past four fiscal years, New York State Bar Association awards for excellence in journalism. Various national and international magazines have reprinted articles from the Manhattan Spirit, including Glamour Magazine and Cosmopolitan International, but this is not a significant source of revenue. Editorial content includes columns by well-known columnists in the fields of food and wine, movies and social advice. Other columnists and writers focus on finance, theatre and topics of community interest.


            The Manhattan Spirit is printed in a tabloid format with a 4-color front page. It is distributed Thursday and Friday of each week by independent contractors in bulk to locations throughout Manhattan. The principal places of distribution are lobbies of luxury apartment buildings, restaurants, banks, supermarkets and various other business establishments as well as in sidewalk distribution boxes.

Our Town


            Our Town, a 26-year-old weekly publication distributed in a single edition predominantly on Manhattans Upper East Side, was acquired by the Company in May 1991. The Company believes it is the East Side's largest free circulation weekly community newspaper. Almost all of its income derives from display and classified advertising.


            Our Town is published in a 4-color tabloid format. Delivery is made by independent contractors to apartment house lobbies, banks, supermarkets and sidewalk distribution boxes.

Dan's Papers


            Dan's Papers, published by DPI, focuses on the lifestyle, culture, arts, entertainment, politics and social issues of interest to the resort areas of the South and North Forks of Eastern Long Island, New York, particularly the wealthy resort area known as the Hamptons. Its articles and columns include humor, news, celebrity profiles, reviews of art gallery shows, restaurants, concerts, nightclubs and movies, social satire, editorial cartoons, local environmental and political issues, as well as a special section on real estate. Dan's Papers is published in tabloid format (with a glossy cover for approximately 17 summer and 9 other issues) on a weekly basis. It is distributed each week to locations on Eastern Long Island, including art galleries, gift shops, supermarkets, newspaper and card shops, restaurants and boutiques. There is also weekly distribution in Manhattan. Management of the Company believes that Dan's Papers has the largest circulation in Eastern Long Island of any weekly publication.


            DPI also publishes the Montauk Pioneer, which has been designated by the Montauk Village Association as the official newspaper of the community of Montauk.

            Dan's Papers was first published in 1960 by Mr. Daniel Rattiner, and is believed by the Company to be the first free resort newspaper in the United States. The Company acquired its 80% interest in DPI (Mr. Rattiner is the owner of the other 20%) in October 1988. Mr. Rattiner continues to be the publisher and editor of Dan's Papers under an employment agreement with DPI expiring in 1998, subject to earlier termination on certain conditions.

Queens Tribune


            In May 1989, Tribco acquired, by way of merger, all the outstanding stock of two companies which, together, published and distributed the Queens Tribune, which now consists of nine free circulation editions and one paid-circulation edition weekly community newspapers serving areas in Queens County in New York City. Included in such editions are three editions of the Western Queens Tribune, a five-year old weekly publication distributed in areas in western Queens County not previously served by the Queens Tribune and the Bayside Trib at Home, which covers the news, events and lifestyles in the community of Bayside, Queens. It is distributed by hand, door-to-door in Bayside, which is one of the most influential neighborhoods in Queens County.

            The Queens Tribune was started in 1970 and is believed by the Company to have the largest circulation of any weekly community newspaper in Queens County. The format is a tabloid with four-color front and additional pages. Editorial content focuses on local, borough-wide and occasionally city-wide political and social issues. Features include community news and activities of the week, crime reports, restaurant reviews and similar matters of interest to the targeted circulation area. Substantially all of the articles and columns are written by Tribco's editors and support staff. The Queens Tribune has won numerous awards for journalistic excellence, including this year's New York Press Association's coveted first place award for community leadership. Delivery is made by independent contractors to heavy traffic locations, such as banks, supermarkets, and sidewalk distribution boxes. Printing, graphics, consulting, distribution, flyer and insert revenue are significant sources of income to the Queens Tribune operation, providing approximately 10% and 9% of its revenues in the nine months ended August 31, 1996 and the fiscal year ended November 30, 1995, respectively.

The Bronx Press Review and Riverdale Review

            On December 18, 1992, the Company acquired Parkchester Publishing Co., Inc., publisher of the Bronx Press Review. The Bronx Press Review is a fifty-four year old paper which took on a Bronx-wide identity to fill a vacuum left by the absorption of the daily Bronx Home News by the New York Post in the late 1940s. It is a tabloid paper with a 4-color front and back page. The Bronx Press Review has been designated by the New York City Council as the official newspaper of Bronx County for the publication of he Concurrent Resolutions of the Legislature.

            In the last quarter of 1993, the Company started the Riverdale Review, which serves the affluent Riverdale area of the Bronx, and Westchester Lifestyles, a monthly supplement to reach in to the Westchester advertising market.

            The Riverdale Review is a community weekly covering the news, events, people and lifestyles of the Riverdale community. It is distributed free of charge throughout the affluent northwest Bronx community which it serves. 19,000 copies are distributed door-to-door to private homes, in bulk to the lobbies and mailrooms of the 175 apartment buildings in the area, and through street distribution boxes and other bulk distribution to high traffic businesses and religious and educational institutions.

The Nassau Newspapers


            On December 9, 1993, the Company, through NCNG, acquired the assets of the eight Nassau Newspapers from a group of sellers for an aggregate purchase price of approximately $320,000 in cash and 162,143 shares of Common Stock, which will be issued on the three anniversary dates of the closing beginning on December 9, 1996. The shares of Common Stock to be issued had an aggregate market value of $709,375 but, because of the deferral of their issuance and their nature as restricted securities, have been valued by the Company at approximately $355,000 for financial accounting purposes. Mr. Barry Manning has been employed by NCNG to continue as publisher of the Nassau Newspapers.

            Each of the Nassau Newspapers serves a community in Nassau County, New York, a suburban county adjacent to Queens County in New York City. The oldest of the Nassau Newspapers has been in continuous publication for 88 years. The group averages over 50 years of continuous weekly publication per paper. The eight original Nassau Newspapers have been designated as the official newspapers of their respective communities. The Company has expanded into three adjacent Nassau County communities.

            The Company has developed a new publication, Long Island Lifestyles, which serves as a second section to all of its Nassau publications and is also distributed by itself in heavily trafficked areas. This new product offers moderately priced advertising to the central and south Nassau marketplace.

Manhattan File

            Manhattan File is a monthly (plus 5 special issues annually), 4-color, perfect bound, glossy magazine that debuted in August 1994. It targets 20-45 year-old young, affluent young professional Manhattan residents who are fashion and style conscious. With stories on the latest fashion trends for young men and women, ideas on interior decorating, dining tips, profiles and interviews with successful thirtysomethings and a comprehensive arts and entertainment guide for the young and wealthy, Manhattan File fills a local niche that the Company believes is not served by any other New York publication.

            Monthly, Manhattan File distributes complimentary copies are distributed to the luxury buildings on the upper East Side, upper West Side, SoHo and the West Village neighborhoods of Manhattan, as well as to various restaurants, boutiques, salons, nightclubs, health clubs and in 75 signature distribution boxes throughout Manhattan. In all, there are more than 800 distribution sites where young people live or frequent.


            National advertisers targeted are high-end fashion, jewelry, liquor, tobacco, and automotive; on the local front, categories targeted include health clubs, restaurants, boutiques, art auction houses, hotels and cultural institutions. Well-known national advertisers have been joined by many local advertisers including prestigious restaurants, auction houses and hotels.


            The Company owns 90% of the stock of Manhattan File Publishing, Inc. The remaining 10% is owned by an employee.


Brooklyn Skyline


            The Brooklyn Skyline, which was acquired by the Company in August 1994, is published weekly in five editions which are distributed door-to-door in Brooklyn's southern tier. Originally a tabloid shopper-type publication, the Company is in the on-going process of converting the Brooklyn Skyline to a community newspaper to complement its other publications. The introduction of "Koch at the Movies," the News Communication Telephone Poll and the Company's Citywide political page "NYConfidential" in addition to local news coverage by Brooklyn reporters distinguish the Brooklyn Skyline from its major competition, The Marketeer, an established door-to-door shopper. In addition to its established display sales effort, the Company introduced a classified advertising section. Additional revenue is also generated by the occasional sale of distribution of circulars to accompany the door-to-door distribution of Brooklyn Skyline. The Brooklyn Skyline operates out of an office in the Mill Basin section of Brooklyn. It is printed on newsprint with the use of spot color and is distributed by crews supervised and trained by the Company.

Chelsea-Clinton News and Westsider

            The Chelsea-Clinton News and Westsider are the only paid circulation weekly newspapers on the West Side of Manhattan. The Westsider, a 25year-old community newspaper, covers the area from 59th-125th Streets from Riverside Drive to Central Park West. The Chelsea-Clinton News, a 56- year-old community newspaper, covers the area from 14th-59th Streets from 5th Avenue to 11th Avenue. These two publications rely on revenue from display advertising, classified advertising, subscriptions, newsstand sales, legal advertising and from an in-house typesetting shop that brings in more than 20% of the annual revenue. The Chelsea-Clinton News and Westsider were acquired by the Company in October 1994.

The Hill

            In September 1994, the Company embarked on its most ambitious undertaking to date -- the publication of The Hill, a new weekly newspaper devoted to the coverage of the United States Congress. Martin Tolchin, an award-winning, forty year veteran of the New York Times, signed a five year contract to serve as publisher and editor and chief of The Hill. The paper, which offers comprehensive coverage of every aspect of Congress and life on Capitol Hill, is distributed free of charge to members of Congress and their staffs. The Hill derives the largest portion of its revenue from the sale of display advertising to companies wishing to influence the decisions of Congress. Additional revenues come from classified advertising, local retail advertising, subscriptions and the sale of the paper outside of the Capitol area. The Hill is operated out of its own offices in Washington, D.C. It is printed on newsprint in black ink and process four color. It is primarily distributed to Congressional office buildings and government agencies as well as to select retail locations, hotels and street boxes.


Printing and Production

            The printing of each of the Company's publications is presently done by independent printing shops. The Company sends to the printer completely composed, laid-out, typeset pages for photo-offset reproduction. In each case, the printer is able to provide all of the necessary materials (i.e., paper, ink, etc.) for printing, and bills the Company for its services and materials used. In some instances, the Company purchases its own paper rather than that supplied by the printer. The Company believes that it obtains its printing services at competitive prices, and if, for any reason, the arrangements that it has with its printers should terminate, management believes that similarly favorable arrangements could be had with several other printing shops in or around New York City.

Advertisers and Readers; Marketing Activities


            Most of the Company's publications are weeklies primarily distributed free of charge to their readers. The Bronx Press Review, the Nassau Newspapers, the Westsider and Chelsea-Clinton News and one edition of the Queens Tribune are paid circulation publications. The primary source of the Company's revenue is through the sale of advertising space in the publications, although several of the weekly publications also offer graphics and printing services to outside service purchasers, including several school publications. The advertising revenues of each of the Company's publications are derived from a wide variety of businesses and individuals reflecting the varied opportunities, tastes and demands of the residents of each of the targeted distribution areas. Currently, at least 85% of the advertising space in the Company's publications which have been in existence at least six months represents multiple insertion advertising (where an advertising client runs an advertisement in two or more issues of a publication). This percentage has remained fairly stable for the Company's publications over the last four years. On a year-to-year basis, the Company estimates that, over the last four fiscal years, approximately two-thirds of its display advertising revenues have been from advertisers who were advertisers in the prior year. No one advertising client represents more than 5% of the Company's advertising revenues. Classified advertising has been a growing area of revenues for the weekly publications, as has been advertising directed to telephonic response.


            The Company employs sales representatives who are compensated, for the most part, with incentive-based compensation packages. The Company has commenced supplementing the sales activities of the individual publications with centralized group sales activities seeking advertisers for all or a combination of the Company's publications. Management believes such a program is particularly attractive to advertisers who seek audiences throughout the greater New York metropolitan area, such as chain store and franchise operations.

Competition

            The Company competes directly for advertising revenues with newspapers and magazines which are sold to readers or are distributed free, as well as other advertising media. The Company does not significantly compete, however, with other publishers of newspapers or magazines for paid circulation revenues as most of its publications are distributed free of charge to its readers.

            Those newspapers and magazines competing with the Manhattan Spirit and Our Town for advertising and targeted at Manhattan or parts thereof include, among others, the Resident, New York Press, New York Observer, New York Magazine and The Village Voice. In order to compete with the lower advertising rates of smaller publications in the Manhattan Spirit's market area, the Company utilizes a split zone program whereby advertisers may purchase space in only half of the Manhattan Spirit's copies at an appropriately reduced rate. During the months from May through September, Dan's Papers serves the same market as Hampton
Magazine, a free circulation publication. Dan's Papers is aimed at the same market as the East Hampton Star and the Southampton Press, which are sold to readers and not distributed free of charge. The Montauk Pioneer is the only paper that serves Montauk. The Queens Tribune competes with many publications, including Newsday and the free circulation publications Queens Chronicle and Queens Courier, both of which are somewhat smaller in circulation and advertising revenue than the Queens Tribune. The Bronx Press Review competes against community newspapers such as the Bronx Times Reporter and the Bronx News.

            The Riverdale Review is the only saturation circulation, free distribution newspaper serving that affluent community. The Riverdale Press, a paid circulation weekly, has a smaller circulation.

            In addition to Newsday, the daily newspaper in Nassau County, the Nassau Newspapers have several other weekly competitors in the south-west section of the county. These include the South Shore Tribune, a free circulation newspaper, a group of paid circulation newspapers published by Richner Publications, and Pennysaver/This Week and Shoppers Guide, two free circulation shopper publications. In addition, there is a free circulation television listing magazine entitled Prime Time.


            Manhattan File is the only free distributed glossy magazine targeting young people in Manhattan. Competitors include national magazines like Vanity Fair, Details and Rolling Stone. Also, locally there is a small competitive overlap for advertising with the free newspapers, The Village Voice and the free weekly newspaper The New York Press.


            Although there is no competition for subscriptions or legal revenue because there are no other paid circulation weeklies on the West Side, the Chelsea-Clinton News and Westsider do compete for display and classified advertising with other free weeklies on the West Side, including the Manhattan Spirit and The Resident.

            The Brooklyn Skyline is one of a number of free distribution papers in Brooklyn. The Marketeer, an established door-to-door shopper, is its primary competitor.

            The Hill services the same market as Roll Call, an established newspaper published twice weekly.

            There are numerous other publications distributed in the Company's circulation areas, some of which have resources substantially greater than those of the Company, which compete for advertising against the Company's publications. Management of the Company expects to be competitive because the Company can offer customers the ability to focus its advertisements on a specific market, thereby giving the customer a chance to control costs by narrowing its advertising scope and eliminating waste. Management believes that, over the years of publication, the Company's newspapers have developed a favorable reputation and following. The Company also believes it can compete favorably by offering advertisers the opportunity to choose from a menu of the Company's publications, by offering advertisers more favorable rates as the number of publications increases and by affording advertisers the ability to pinpoint a specific group or geographic area or combination thereof. The major barrier to the entry of new competitive publications is the need for sufficient capital to start up and continue operations until a sufficient advertising base is created.

Employees


            As of November 30, 1996, the Company had 274 full- and part-time employees, 47 of whom were editorial; 95 were engaged as display and classified advertising sales personnel; 59 were engaged in production; and 73 were engaged in administrative and clerical activities. The Company also maintains a roster of free-lance contractors. Management considers its relations with the Company's employees to be satisfactory.


Seasonality

            Dan's Papers and the Montauk Pioneer, which are resort area newspapers, have significant seasonal variations in revenues. This seasonality may cause operating results to vary significantly from quarter to quarter, with the third fiscal quarter being the most significant in terms of revenues and income.

Properties


            The Company and its subsidiaries operate out of eight separate locations. The Manhattan Spirit, Our Town, Chelsea-Clinton News and the Westsider share 7,000 square foot premises at both 242 West 30th Street, New York, New York, under a lease with an unaffiliated landlord which commenced in 1995 and terminates in January 2001, at an annual rental of $52,000 for the first year, increasing over the term to $75,380 in the last year.


            DPI leases from Mr. Daniel Rattiner, current 20% owner and President of DPI, 1,910 square feet of office space in a building on Montauk Highway, Bridgehampton, New York, at an annual rate of $38,200 (plus cost-of-living increases) for a term of ten years terminating in October 1998. The Company has an option to renew its lease for an additional five-year term.

            Tribco has a ten year lease, which commenced on November 1, 1990, with an unaffiliated landlord to rent approximately 8,000 square feet of office space and space for publication of the Queens Tribune in Fresh Meadows, New York, for annual base rents ranging from $88,000 to $128,000. The lease is renewable for five years at a $152,000 base annual rent. These premises also serve as the Company's executive and financial offices.

            Parkchester Publishing Co., Inc. has a five year lease for 2,500 square feet of office space at 170 West 233rd Street, Bronx, New York, commencing June 1994, at an annual rental of $34,200, increasing over the term to $38,500 in the last year.

            NCNG has a five year lease for 7,600 square feet of office space at 216 East 2nd Street, Mineola, New York, commencing November 1994, at an annual rental of $53,400, increasing over the term to $62,350 in the last year. The Company has an option to renew its lease for an additional five years.

            Manhattan File Publishing, Inc. has a five and one-half year lease for 3,500 square feet of office space at 594 Broadway, New York, New York, commencing March 1994, at an annual rental of $56,000.

            Capitol Hill Publishing, Inc. has a five year lease for 3,735 square feet of office space at 733 15th Street, N.W., Washington, D.C., commencing August 1994, at an annual rental of $68,880.

            Brooklyn Newspaper Publishing, Inc. has a three year lease for 2,500 square fee of office space at 2123 Utica Avenue, Brooklyn, New York, commencing November 1994, at an annual rental of $18,000, increasing over the term to $19,800 in the last year.

            The Company believes that its present space is adequate for current purposes and offers moderate expansion possibilities.

Legal Proceedings

            An action entitled Jean Jee v. News Communications, Inc., was instituted in the Supreme Court, New York County, in January 1991. The complaint alleges libel claims against the Company in connection with an article printed in the Manhattan Spirit which accused Ms. Jee, then principal of a Manhattan public school, of running her own computer business out of the school, beating special education students and having been suspended by the New York City Board of Education. Promptly after the complaint was served, the Manhattan Spirit printed a retraction concerning the suspension accusations. In fact, Ms. Jee had taken a leave of absence. Ms. Jee is suing for $2,000,000 in compensatory damages and unspecified punitive damages. The Company intends to vigorously defend the suit and has filed an answer denying the material allegations of the complaint and has served demands for document production. Ms. Jee's motion for a protective order in connection with such demands was granted. Discovery has not yet commenced. Management believes, although there can be no assurance, that, based upon the application of the relevant law (as explained to management by counsel representing the Company) to the facts known to it, the claims asserted in this action are without merit. It is the policy of such counsel not to express opinions as to the outcome of actions such as this.


            An action entitled Tracey Robinson v. The Hill, News Communications, Inc. and Media Venture Group, Inc. was instituted in September 1996 in the
United States District Court for the District of Columbia in which the plaintiff, a former national advertising executive for Capitol Hill, has alleged race discrimination and retaliation in connection with her discharge and claims damages of $6.6 million plus back pay, front pay and other relief. The Company and its subsidiaries believe that the claim is without merit and have filed an answer denying the material allegations of the complaint and asserting affirmative defenses. The Company and the subsidiaries intend to defend the action vigorously. The action is presently in the early stages of the discovery process.

                                   MANAGEMENT

Directors and Executive Officers


            The Company's directors, executive officers and other significant employees and their ages and positions are as follows:


          Name of Individual                      Age        Position with Company and Subsidiaries
          ------------------                      ---        --------------------------------------
           Gary Ackerman                           54        Director of the Company
           Thomas Allon                            33        Executive Vice President of the Company
           Robert Berkowitz                        47        Controller of the Company
           Carl Bernstein                          52        Director of the Company
           Eric Breindel                           40        Director of the Company
           John Catsimatidis                       47        Director of the Company
           Mark Dickstein                          38        Director of the Company
           Jerry Finkelstein                       80        Chairman of the Board, Director of the Company
                                                             and officer of subsidiaries
           Sydney Gruson                           69        Director of the Company
           Andrew J. Maloney                       64        Director of the Company
           John E. McConnaughy, Jr.                67        Director of the Company
           Robert E. Nederlander                   66        Director of the Company
           Daniel Rattiner                         57        President, Publisher, Editor and Director of DPI
           Wilbur L. Ross, Jr.                     59        Director and Chief Executive Officer of the Company
           Michael Schenkler                       50        Director and President of the Company and dir
                                                             ector and officer of subsidiaries
           Andrew J. Stein                         51        Director of the Company
           Sy Syms                                 70        Director of the Company
           Arthur Tarlow                           66        Director of the Company
           Hillel Weinberger                       43        Director of the Company

     Gary Ackerman has been a director of the Company since March 1990. He has served in the United States House of Representatives as a Representative from New York since March 1983. From 1979 until 1983, Mr. Ackerman was a member of the New York State Senate. From 1970 to 1979, Mr. Ackerman was the founder, editor and publisher of the Queens Tribune.

     Thomas Allon was elected Executive Vice President of the Company in November 1994. He has been Publisher of the Manhattan Spirit and Our Town since 1992. From 1990 to 1991 he was Managing/Associate Publisher of the Manhattan Spirit.

     Robert Berkowitz has served as Controller of the Company since December 1992. From November 1991 to November 1992, Mr. Berkowitz was a financial and management consultant with Gobstein, Weingarten & Goldfarb, a certified public accounting firm. From August 1989 to November 1991 he was the Chief Accounting Officer for Meringoff Equities, an owner and manager of commercial real estate. From August 1980 to August 1989 he was Vice-President and Controller of the Trump Group, a private investment company specializing in the acquisition and operation of both public and private companies. From 1977 to 1980 he was with the public accounting firm of Price Waterhouse.


     Carl Bernstein was elected a director of the Company in October 1996. Mr. Bernstein is a writer and journalist.


     Eric Breindel has been a director of the Company since October 1993. Since 1986, Mr. Breindel has been Editorial Page Editor of the New York Post. He also writes for Commentary, The New Republic, The Wall Street Journal and other periodicals. He is the recipient of numerous professional awards and honors and appears regularly as a commentator on both television and radio news programs. Mr. Breindel is a graduate of Harvard College and Harvard Law School.

     John Catsimatidis has been a director of the Company since December 3, 1991. Mr. Catsimatidis is also the Chairman of Red Apple Companies, Inc., a holding company for supermarket chains in New York and Florida. Since July 1988, Mr. Catsimatidis has served as Chairman of the Board, Chief Executive Officer, Treasurer and director of Designcraft Industries, Inc., an American Stock Exchange listed company. Mr. Catsimatidis is also currently the Chairman of the Board, Chief Executive Officer, President and director of United Refining Company, a refiner and retailer of petroleum products.


     Mark Dickstein was elected a director of the Company in October 1996. Since 1986, Mr. Dickstein has been President of Dickstein Partners Inc., a private investment firm. He is also a director of Carson Pirie Scott & Co. and Hill Stores Company, leading retailing organizations.


     Jerry Finkelstein has been a director of the Company since December 1987 and became Chairman of the Board in August 1993. He served as publisher of The New York Law Journal from 1960 to 1984. Mr. Finkelstein was Chairman of the Board of Struthers Wells corporation for more than five years prior to November 1993, when he resigned. Struthers Wells Corporation filed for protection under Chapter XI of the United States Bankruptcy Code in February 1994. Mr. Finkelstein is a former member of the Board of Directors of Rockefeller Center, Inc., Chicago Milwaukee Corporation, Chicago Milwaukee Railroad Corporation and TPI Enterprise, Inc. (formerly Telecom Plus International Inc.), a communications company. He is also a former Commissioner of the Port Authority of New York and New Jersey.


     Sydney Gruson was elected a director of the Company in October 1996. Since 1987, Mr. Gruson has been a Senior Advisor of Rothschild Inc. From 1944 to 1987, he was with The New York Times, first as a correspondent and then as a senior executive. As the time of his retirement in 1987, he was Vice-Chairman of The New York Times Company and deputy to the paper's publisher. He is also a director of The International Herald Tribune.

     Andrew J. Maloney has been a director of the Company since September 1993. He is a partner at the New York law firm of Brown & Wood. From 1986 until December 1992, Mr. Maloney was United States Attorney for the Eastern District of New York. Mr. Maloney is a graduate of the United States Military Academy at West Point and Fordham Law School.

     John E. McConnaughy , Jr. was elected a director of the Company in October 1996. Mr. McConnaughy is Chairman and CEO of JEMC Corporation [describe business of JEMC]. From 1969 to 1986, he served as Chairman and CEO of Peabody International Corp. ("Peabody"). From 1981, when it was spun off from Peabody, until his retirement in 1992, he served as Chairman and CEO of GEO International Corporation ("GEO"). In October 1993, GEO filed a petition for reorganization under Chapter
                                       30

11 of the United States Bankruptcy Code. Mr. McConnaughy is also a director of DeVlieg Bullard, Inc., Mego Financial Corp., Transact International, Inc., Pantapec International, Inc., Riddell Sports, Inc., Enviropur Waste Refining and Technologies, Inc. and Wave Systems, Inc.

     Robert E. Nederlander was elected a director of the Company in October 1996. Since 1983, he has been President of Nederlander Organization, Inc., the owner and operator of theaters and performing arts facilities. Mr. Nederlander is also a director of Riddell Sports, Inc., Mego Financial Corp., Allis Chalmers Corp., a manufacturer of industrial and farm machinery, and A & S Inc., a department store group.


     Daniel Rattiner is Publisher and Editor of Dan's Papers, having held these positions since he began the publication in 1960. He has also been President and a director of DPI since its organization in October 1988.


     Wilbur L. Ross, Jr. was elected a director of the Company in October 1996. Since 1988, Mr. Ross has been Senior Managing Director, Investment Banking, of Rothschild Inc. Mr. Ross is also a director of Mego Financial Corp. and Syms Corp.


     Michael Schenkler has been a director of the Company since March 1990, became a Vice President in August 1990 and was elected President in December 1991. He has been President of the Queens Tribune since 1979 and is its publisher. Prior to taking over the Queens Tribune full time in 1982, Mr. Schenkler spent 15 years as an educator employed by the Board of Education of New York City, where he served as a teacher, assistant principal and principal.

     Andrew J. Stein has been a director of the Company since July 1994. He is President of Benake Corporation, a management consulting firm. Prior to assuming such position in 1993, Mr. Stein was actively involved in public affairs. From 1986 to 1993, he was President of the Council, New York City. From 1978 to 1985, he was President of the Borough of Manhattan and from 1969 to 1977, he was a member of the New York State Assembly. He was also Chairman of the New York City Commission on Public Information and Communication, and has been a Trustee of the New York City Employees Retirement System and an ex officio member of The Museum of The City of New York, The New York Public Library, The Metropolitan Museum of Art and The Queens Borough Public Library. Mr. Stein is a son of Mr. Finkelstein.


     Sy Syms was elected a director of the Company in October 1996. He is Chairman and Chief Executive Officer of Syms Corp., clothing retailers, a position he has held since 1983. Mr. Syms is also a director of Israel Discount Bank of New York.


     Arthur Tarlow has been a director of the Company since August 1993. He is an attorney currently of counsel to Meyer, Suozzi, English & Klein, P.C. of Mineola, New York, where he has been practicing for more than 10 years as a specialist in taxation, estates and trusts. He is also a Certified Public Accountant and has been a partner in the accounting firm of David Tarlow & Company for more than 25 years. He is a member of the New York State Bar Association, admitted to practice before the U.S. Tax Court, and a member of the New York State Society of CPAs and the American Institute of Certified Public Accountants.


     Hillel Weinberger was elected a director of the Company in October 1996. Since 1988, he has been Senior Vice President and Senior Portfolio Manager of Loews/CNA Holdings. He is also a director of Applause, Inc., a leading producer of licensed gift items.


     The directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

            Pursuant to the agreement regarding the sale of the $10 Convertible Preferred Stock, the Company's Board of Directors was increased to 16 members, of whom the holders of the $10 Convertible Preferred Stock are entitled to nominate and elect 8 members. Messrs. Bernstein, Dickstein, Gruson, McConnauaghy, Nederlander, Ross, Syms and Weinberger are the designees of the holders of the $10 Convertible Preferred Stock to serve as directors of the Company and became directors on October 28, 1996, the date of the closing of the sale of the $10 Convertible Preferred Stock. At that time, five of the then serving directors, Messrs. Joseph K. Fisher, David Jaroslawicz, William J. Kelleher, Jr., Christopher McGrath and Martin J. McLaughlin, resigned. See "Description of Securities - Preferred Stock - $10 Convertible Preferred Stock."


Executive Compensation


            The following tables show compensation paid by the Company and its subsidiaries to certain of its executive officers (including the chief executive officer) for the fiscal years ended November 30, 1995, 1994 and 1993 and certain information with respect to stock options granted to such executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                         Annual Compensation                    Long-Term
                                                                                                               Compensation
                                                                                                                  Awards
                                                                                                Other
                                                                                               Annual
                                                                                              Compensa-
                                                               Salary          Bonus            tion             Options
Name and Principal Position                         Year         ($)            ($)              ($)               (#)
Michael Schenkler, President and Chief Exec         1995      150,000           ---              ---                ---
utive Officer of the Company and officer of sub     1994      142,553           ---              ---              67,500
sidiaries                                           1993      142,553           ---              ---              45,000
Daniel Rattiner, Officer of Dan's Papers, Inc.      1995      127,813          61,169        15,000(1)              ---
                                                    1994      124,016          39,367        15,000(1)              ---
                                                    1993      120,406          20,285        15,000(1)            35,000
Jerry Finkelstein, Chairman of the Board of the     1995      195,000            ---             ---                ---
Company and officer of subsidiaries                 1994      175,392            ---             ---             217,500
                                                    1993      ---                ---             ---             310,000




                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)
                                  Number of                Percent of
                                 Securities              Total Options/
                                 Underlying               SARs Granted              Exercise or
                                Options/SARs              to Employees               Base Price
                                 Granted (#)              in Fiscal Year                ($/Sh)               Expiration Date
Michael Schenkler                   10,000                     1.9                      2.69                      8/17/00
Jerry Finkelstein                  350,000                    47.3                      2.00                      6/22/00
                                    10,000                     1.9                      2.69                      8/17/00



                                         AGGREGATE YEAR-END OPTION VALUES
                                               (November 30, 1995)


                                       Number of unexercised options              Value of unexercised in-the-money
                                           at fiscal year-end(#)                    options at fiscal year-end($)
Name                                 Exercisable          Unexercisable         Exercisable            Unexercisable
Michael Schenkler                      132,500                 ---                 73,885                  ---
Jerry Finkelstein                      687,500                 ---                410,445                  ---
Daniel Rattiner                         35,000                 ---                 15,313                  ---



Employment Agreements

            Pursuant to an employment agreement entered into by the Company and Michael Schenkler as of October 15, 1994, and terminating October 14, 1999, Mr. Schenkler is employed as President of the Company and President of Tribco. Mr. Schenkler earns a base salary of $150,000 per year (subject to cost-of-living increases) and such annual bonuses as the Board of Directors of the Company may determine in its sole discretion. The agreement requires Mr. Schenkler to protect confidential information of the Company and restricts him from engaging in certain competitive activities during the term of his employment and for one year thereafter.

            Pursuant to an employment agreement terminating in 1998, as amended, as compensation for his services to DPI, Daniel Rattiner earns a base salary from DPI of $100,000 per year, adjusted for increases in the consumer price index after 1988, plus a bonus in each fiscal year based on net profits (as defined) of DPI. Mr. Rattiner may terminate his employment at any time. Mr. Rattiner has pledged to keep secret DPI's confidential matters and, in the event he leaves the employ of DPI, not to compete with DPI for specific periods of time, depending on the reasons for his separation.


            Pursuant to an employment agreement entered into by the Company and Jerry Finkelstein as of August 20, 1993, and terminating on August 19, 2003, as amended, Mr. Finkelstein is employed as Chairman of the Board of Directors of the Company ("Board")at an annual salary of $195,000. Mr. Finkelstein may also be paid annual bonuses at the discretion of the Board, based upon such factors as the Company's results of operations and transactions involving the Company which are introduced to the Company by Mr. Finkelstein or in which he is otherwise involved on behalf of the Company. The Company also provides Mr. Finkelstein with medical and other benefits and perquisites, including reimbursement for expenses relating to maintenance of appropriate office space for him, including rent and secretarial costs. Mr. Finkelstein may terminate the agreement at any time on at least 10 days' notice to the Company. In the event of his permanent disability or death, salary and bonuses shall continue to paid to him or the legal representative of his estate until the end of the term of the agreement. Under the agreement, Mr. Finkelstein is required to devote such time to the affairs of the Company as he deems necessary and appropriate.


            Pursuant to an employment agreement entered into by the Company and Thomas Allon as of November 1, 1994, and terminating November 30, 1997, Mr. Allon is employed as Executive Vice President of the Company. Mr. Allon earns a base salary of $80,000 per year (subject to cost-of-living increases) and, for fiscal years beginning December 1, 1994, is entitled to a bonus of 5% of the net profits of the Company derived from the Company's publications Manhattan Spirit, Our Town, Manhattan File, Chelsea-Clinton News and Westsider, but in no event shall such bonus be less than $45,000 nor more than $70,000 for any fiscal year. The agreement requires Mr. Allon to protect confidential information of the Company and restricts him from engaging in certain competitive activities during the term of his employment and for one year thereafter.


            Pursuant to the agreement regarding the sale of the $10 Convertible Preferred Stock, Wilbur L. Ross, Jr. will serve as Chief Executive Officer of the Company until such time as a full-time paid Chief Executive Officer is hired. Upon his election to the Board, Mr. Ross was also elected as Chairman of the Executive Committee of the Board. In consideration for the services rendered by him in such capacities, Mr. Ross is to be paid $1 per year and was granted five-year options to purchase 200,000 shares of Common Stock at $2.00 per share under the Company's Discretionary Option Plan.


            The Company has no established compensation arrangements with its directors. See "Directors' and Officers' Options," below.

Directors' and Officers' Options


            On August 17, 1993, the Board adopted a "Discretionary Directors and Officers Stock Option Plan" (the "Discretionary Option Plan") pursuant to which, as amended, the Board may award options to purchase an aggregate of 1,500,000 shares of Common Stock to directors and officers of the Company and its subsidiaries which shall be exercisable at the market price on the date of grant for periods, and under conditions, specified by the Board in such grants. Options under the Discretionary Option Plan are non-qualified and non-incentive options for purposes of income taxation and are not intended to qualify under
Section 422A of the Internal Revenue Code of 1986. During the fiscal year ended November 30, 1995, the only grant made under the Discretionary Option Plan was a grant to Mr. Finkelstein on June 22, 1995 of five-year options to purchase 350,000 shares of Common Stock exercisable at $2.00 per share (which are reported in the tables above). On October 28, 1996, Wilbur L. Ross, Jr. was granted five-year options to purchase 200,000 shares of Common Stock exercisable at $2.25 per share as consideration for becoming Chief Executive Officer of the Company.

            On August 17, 1993, the Board also adopted a "Non-Discretionary Directors Stock Option Plan" (the "Non-Discretionary Option Plan") pursuant to which each director is granted on August 17, 1993 and each anniversary thereof on which he or she continues to be a director, a five-year option to purchase 10,000 shares of Common Stock at the market price on the date of grant. The Non-Discretionary Plan also provides that any person becoming a director within the six month after any August 17 will be granted an option for 10,000 shares on the date he or she becomes a director. The Non-Discretionary Option Plan was approved by the shareholders of the Company on July 15, 1994. Pursuant to the Non-Discretionary Option Plan, each person who was a director of the Company (other than Mr. Ackerman) on August 17, 1996 received a grant of an option to purchase 10,000 shares of Common Stock exercisable at $1.625 per share and each person who became a director on October 28, 1996 received a grant of an option to purchase 5,000 shares of Common Stock exercisable at $2.25 per share. The latter grants completed the grants that may be made under the Non-Discretionary Option Plan.



Certain Transactions


            The Company has the option, in certain circumstances, to acquire Mr. Rattiner's shares in DPI. Mr. Rattiner can require the Company to purchase his 20% interest in DPI at any time on or after October 13, 1993 for a price equal to 20% of DPI's retained earnings (if any) plus the greater of $200,000 or 20% of DPI's gross collected revenues (after deduction of advertising agency commissions) for the full fiscal year prior to the year in which notice is given. After November 26, 1997, it shall be a condition to Mr. Rattiner's right to exercise this option that DPI's after-tax profits are at least equal to 7% of the gross collected revenues (after deduction of advertising agency commissions).

            DPI leases from Mr. Rattiner 1,910 square feet of office space at an annual rate of $38,200 (plus cost-of-living adjustments) in a building on Montauk Highway, Bridgehampton, New York, for a term of ten years terminating in October 1998 (plus a five-year option).


            Rothschild Inc., of which Wilbur L. Ross, Jr. is Senior Managing Director, Investment Banking, and Sydney Gruson is Senior Advisor, furnished investment banking services to the Company in connection with the issuance and sale of the Company's $10 Convertible Preferred Stock and associated warrants. In consideration for such services, the Company issued Rothschild Inc. 50,000 shares of its Common Stock, valued at $2.00 per share.

            In May 1996, the Company, Tribco and Access obtained a $1,000,000 loan from D. H. Blair Investment Banking Corp. ("Blair Investment"), a principal stockholder of the Company. The loan is repayable on May 21, 1998 and bears interest at the rate of 8 1/2% per annum payable quarterly. The loan is secured by a security interest granted by the borrowers to Blair Investment on all of their personal property and fixtures and by a pledge made by the Company to Blair Investment of all of the outstanding common stock of Tribco and Access. As additional consideration for the loan, the Company issued Blair Investment a five-year warrant to purchase 200,000 shares of Common Stock at an initial exercise price of $2.50 per share, subject to adjustment.

            Effective May 17, 1996, the Company entered into an agreement with Blair Investment pursuant to which Blair Investment is to act as a non-exclusive financial advisor and investment banker to the Company. As an inducement to Blair Investment's providing such services, the Company issued Blair Investment a five-year warrant to purchase 400,000 shares of Common Stock at an initial exercise price of $2.50 per share, subject to adjustment.

            Gristede's, Sloan's and Red Apple Markets, supermarket chains that are owned by Red Apple Companies, Inc., of which Mr. Catsimatidis is Chairman, advertise in various of the Company's publications and also utilize various of the Company's printing services. Such advertising and printing services are charged at the Company's standard rates and totaled approximately $267,000 during the fiscal year ended November 30, 1996.

                             PRINCIPAL STOCKHOLDERS


            The following table sets forth certain information regarding ownership of the Company's Common Stock, as of October 31, 1996, by each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, by each person who is a director of the Company, by each executive officer of the Company listed in the executive compensation tables and by all directors and officers of the Company as a group.


                                                        Amount and Nature
                                                          of Beneficial                          Percent of
Beneficial Owner                                          Ownership (1)                             Class
----------------                                         ---------------                           --------
Gary Ackerman                                                353,318 (2)                             4.5%
         218-14 Northern Boulevard
         Bayside, N.Y. 11432
Carl Bernstein                                                 5,000 (3)                                *
         35 East 84th Street
         New York, New York 10028
Eric Breindel                                                 62,500 (3)                                *
         210 South Street
         New York, N.Y. 10022
John Catsimatidis                                             55,000 (3)                                *
         832 11th Avenue
         New York, N.Y.  10019
Mark Dickstein                                            185,000 (3)(4)                             2.3%
         120 East End Avenue
          New York, NY 10028
Jerry Finkelstein                                       1,489,503 (3)(5)                            17.4%
         150 East 58th Street
         33rd Floor
         New York, N.Y. 10158
Sydney Gruson                                               5,900 (3)(4)                                *
        1251 Avenue of the Americas
        New York, N.Y. 10020
Andrew J. Maloney                                             53,000 (3)                                *
         1 World Trade Center
         New York, N.Y. 10001
John E. McConnaughy, Jr.                                       5,000 (3)                                *
         637 Valley Road
         New Canaan, CT 06840
Robert E. Nederlander                                     118,000 (3)(4)                             1.5%
         570 Park Avenue
         New York, N.Y. 10022
-----------------------------
Continued on next page.



                                       36





                                                        Amount and Nature
                                                          of Beneficial                           Percent of
Beneficial Owner                                          Ownership (1)                             Class
----------------                                        -----------------                         ----------
Daniel Rattiner                                           168,308 (3)(6)                             2.1%
        26 Three Mile Harbor
        Hog Creek Road
        East Hampton, N.Y. 11932
Wilbur L. Ross, Jr.                                    570,000 (3)(4)(7)                             6.7%
        1251 Avenue of the Americas
        New York, NY 10020
Michael Schenkler                                         455,267 (3)(8)                             5.7%
      174-15 Horace Harding
           Expressway
      Fresh Meadows, N.Y. 11365
Andrew J. Stein                                              180,000 (3)                             2.3%
      625 Madison Avenue
      New York, N.Y. 10022
Sy Syms                                                   185,000 (3)(4)                             2.3%
      Syms Way
      Secaucus, NJ 07094
Arthur Tarlow                                                 79,716 (3)                             1.0%
      1505 Kellum Place
      Mineola, N.Y. 11501
Hillel Weinberger                                         221,000 (3)(4)                             2.7%
       667 Madison Avenue
       New York, NY 10021
All Directors and                                       4,275,679 (3)(9)                            39.3%
      Executive Officers as
      a Group
      (19 persons)
J. Morton Davis                                           2,577,430 (10)                            30.4%
D.H. Blair Holdings, Inc.
D.H. Blair Investment
  Banking Corp.
     44 Wall Street
     New York, N.Y. 10005

-------------------------------------------
*     Less than one percent.


(1) Based upon information furnished by the persons listed. Except as otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

(2)   Includes 5,334 shares owned by Mr. Ackerman's children for whom Mr. Ackerman is custodian.


(3)   Includes the following numbers of shares purchasable upon the exercise of presently exercisable options and warrants: Mr. Bernstein--5,000; Mr. Breindel--46,500; Mr. Catsimatidis--55,000; Mr.
      Dickstein--85,000; Mr. Finkelstein--697,500; Mr. Gruson--5,400; Mr. Maloney--53,000; Mr.
      McConnaughy--5,000; Mr. Nederlander--45,000; Mr. Rattiner--35,000; Mr. Ross--365,000; Mr.
      Schenkler--142,500; Mr. Stein--130,000; Mr. Syms--85,000; Mr. Tarlow--67,500; Mr.
      Weinberger--101,000.


                                       37






--------------------------------------------------
(Footnotes continued from prior page)

(4)   Includes the following numbers of shares issuable upon conversion of shares of $10 Convertible
      Preferred Stock: Mr. Dickstein--100,000; Mr. Gruson--500; Mr. Nederlander--50,000; Mr.
      Ross--200,000; Mr. Syms--100,000; Mr. Weinberger--120,000.

(5)   Includes  (i) 29,834  shares  owned by The Jerry  Finkelstein  Foundation,
      Inc., of which Mr. Finkelstein is President, and (ii) 200,000 shares owned by Mr. Finkelstein's wife.

(6)   Includes (i) 500 shares owned by Mr. Rattiner's wife and (ii) 1,800 shares issuable upon conversion of the Company's 10% Preferred Stock.

(7)   Does not include (a) 50,000 shares owned by Rothschild Inc. and (b) 50,000 shares issuable upon conversion of shares of $10 Convertible Preferred Stock owned by Rothschild North America Inc.
      ("RNA") and 40,000 shares issuable upon exercise of warrants owned by RNA. Mr. Ross disclaims beneficial ownership of all of such shares.

(8)   Includes  9,000 shares that are issuable upon  conversion of the Company's
      10% Preferred Stock owned by Mr. Schenkler's wife as custodian for two minor children of which Mr. Schenkler disclaims beneficial ownership.

(9)   Includes shares  issuable upon the exercise of the options  referred to in
      (3) above, and 61,666 shares issuable to Mr. Thomas Allen,  Executive Vice
      President of the Company, upon exercises of presently exercisable stock options and 22,501 shares issuable to Mr. Robert Berkowitz, Controller of the Company, upon exercise of presently exercisable stock options.

(10)  Includes (i) 1,843,915 shares of Common Stock and Warrants to purchase 600,000 shares owned by D.H. Blair Investment Banking Corp. ("Blair Investment"), a wholly-owned subsidiary of D.H. Blair
      Holdings, Inc. ("Blair Holdings"), of which J. Morton Davis is a shareholder and director, (ii) 61,915 shares owned by Rivkalex Corporation ("Rivkalex"), a private corporation owned by Rosalind
      Davidowitz, Mr. Davis's wife, (iii) 71,600 shares owned by Rosalind Davidowitz.  Mr. Davis, Blair
      Holdings and Blair Investment expressly disclaim beneficial ownership of all securities held by
      Rivkalex and Rosalind Davidowitz.



                            DESCRIPTION OF SECURITIES

            The Company is presently authorized to issue 100,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

Common Stock


            The holders of shares of Common Stock have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company, and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights to purchase or subscribe to securities of the Company. There are no redemption or sinking fund provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. There is no cumulative voting. Thus, the holders of more than 50% of the shares voting for election of directors can elect all the members of the Board of Directors who are elected by the holders of Common Stock and can decide any question brought before the stockholders requiring approval by a simple majority of the holders of Common Stock. In such event, the holders of the remaining shares of Common Stock will not be able to elect any directors or carry out any other matter brought before the stockholders. As of November 30, 1996, 7,887,039 shares of Common Stock were outstanding. See "Principal Stockholders."


Preferred Stock


            The Articles of Incorporation of the Company authorize the issuance of up to 500,000 shares of Preferred Stock, $1.00 par value per share. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the Articles of Incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased up to the authorized amount. Issuance of Preferred Stock, could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock such as by placing restrictions upon payments of dividends to holders of Common Stock or by diluting the voting power of such holders. Similarly, issuance of Preferred Stock could inhibit a third-party tender offer for the Common Stock and thus deprive stockholders of an opportunity to receive a premium over the market price. Also, Preferred Stock could have preferences over the Common Stock (and other series of Preferred Stock) with respect to dividend and liquidation rights. The Company has no present plans to issue any additional shares of Preferred Stock other than the four series of Convertible Preferred Stock presently authorized. Reference is made to the resolutions of the Board of Directors fixing the terms of the Convertible Preferred Stock, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

            8%, 10% and 12% Convertible Preferred Stock. Among the four series of Preferred Stock presently authorized are 10% Convertible Preferred Stock ("10% Preferred Stock"), of which 1,250 shares are authorized, 1,150 shares were issued and 32 shares remain outstanding; 8% Convertible Preferred Stock ("8% Preferred Stock"), of which 500 shares are authorized and 217 shares are issued and outstanding; and 12% Convertible Preferred Stock ("12% Preferred Stock"), of which 200 shares are authorized, issued and outstanding. For purposes of paying interest and liquidation preference, the shares of 10% Preferred Stock have a stated value of $5,000 per share and the shares of 8% Preferred Stock and 12% Preferred Stock have stated values of $1,000 per share. At the option of the Company, interest on the 10% Preferred Stock may be paid in an equivalent value of shares of Common Stock. Presently, the 10% Preferred Stock, 8% Preferred Stock and 12% Preferred Stock are convertible into shares of Common Stock at the rates of 1,800 shares of Common Stock per share of 10% Preferred Stock, 476.19 shares of Common Stock per share of 8% Preferred Stock and 476.19 shares of Common Stock per share of 12% Preferred Stock. In addition, upon conversion of the 8% Preferred Stock the holder is entitled to receive 5-year warrants to purchase an equivalent number of shares of Common Stock at an exercise price equal to the per share conversion price.

            $10 Convertible Preferred Stock. The Company has authorized 200,000 shares of $10.00 Convertible Preferred Stock ($10 Convertible Preferred Stock), all of which are issued and outstanding. Dividends on the $10 Convertible Preferred Stock are payable at a rate equal to five times the amount of dividends, if any, per share declared and paid by the Company on the Common Stock. The holders of the $10 Convertible Preferred Stock are entitled to a liquidation preference of $10 per share.

            Except as hereinafter described, each share of $10 Convertible Preferred Stock is entitled to such number of votes such share would have had if it had been converted into shares of Common Stock (presently five) on all matters presented for a vote to holders of Common Stock. So long as at least 100,000 shares of $10 Convertible Preferred Stock are outstanding, the holders of the $10 Convertible Preferred Stock, voting as a single class, are entitled to nominate and elect that number of directors of the Company equal to one-half of the total number of directors. Any director elected by the holders of the $10 Convertible Preferred Stock may be removed by, and shall not be removed without cause except by, the holders of a majority of the outstanding shares of $10 Convertible Preferred Stock. During the period that the preceding provisions regarding election of directors are in effect, the holders of the $10 Convertible Preferred Stock shall not be entitled to vote for the election of any other directors.

            The vote of all of the holders of the $10 Convertible Preferred Stock is necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Company's Certificate of Incorporation so as to affect adversely the powers, preferences or rights of the $10 Convertible Preferred Stock. So long as at least 100,000 shares of $10 Convertible Preferred Stock are outstanding, the vote of a majority of the holders thereof (or such greater amount as may be required by law), acting as a single class, shall be necessary for authorizing, effecting or validating (i) the merger or consolidation of the Company into or with any other corporation,
(ii) the sale of all or substantially all of the assets of the Company or (iii) the issuance of any other class of stock having parity with the $10 Convertible Preferred Stock.

            The shares of $10 Convertible Preferred Stock are convertible at any time into shares of Common Stock, initially at the rate of five shares of Common Stock per share of $10 Convertible Preferred Stock, subject to adjustment in the event of subdivisions or splits of the Common Stock or recapitalization or reclassification thereof or upon the sale of Common Stock at a price less than the then current conversion price. The holders of the $10 Convertible Preferred Stock have no preemptive rights. Upon the request of holders of at least 40% of the outstanding shares of $10 Convertible Preferred Stock made on or prior to October 27, 2001, the Company, at its expense, will cause the shares of Common Stock issuable upon conversion of their shares of $10 Convertible Preferred Stock to be registered under the Securities Act of 1933. During such period, the holders of the $10 Convertible Preferred Stock also have the right to have such shares of Common Stock included in any registration statement filed by the Company under that Act, subject to certain restrictions.


Public Warrants

            The following discussion sets forth all of the terms and provisions of the Public Warrants which the Company believes are material. The complete terms are set forth in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), filed as an exhibit to the Registration Statement, and also the detailed provisions of the forms of the Public Warrants attached to the Warrant Agreement.


            Each Public C Warrant entitled the holder to purchase one share of Common Stock of the Company until October 9, 1996, at a per share price of $2.00. Any Public C Warrant not exercised by that date has expired and may no longer be exercised. Each Public D Warrant entitles the holder to purchase one share of Common Stock of the Company until October 9, 1998, at a per share price of $3.00, subject to adjustment. Unless extended by the Company at its discretion, the Public D Warrants will expire at 5:00 p.m. New York City time on October 9, 1998. If a holder of Public Warrants fails to exercise his Public D Warrants prior to their expiration, the Public Warrants will expire and the holder thereof will have no further rights with respect to them.


            The Common Stock to be issued upon the exercise of the Public Warrants will be fully paid and nonassessable. Holders of the Public Warrants will have no voting, preemptive, liquidation or other rights of a stockholder and no dividends will be declared on the Public Warrants.

            The Company may call the Public D Warrants for redemption, in whole or in part, at any time commencing twelve months after the date of this Prospectus upon a minimum of 30 days' prior written notice to holders, at a redemption price of $0.01 per Warrant, provided that the average of the means of the closing bid and closing asked quotations of the Common Stock on Nasdaq (or the last sale price if principally traded on a national securities exchange or the Nasdaq National Market System) exceeds 125% of the then respective exercise prices of the Public D Warrants being redeemed for any 20 consecutive trading days ending within 15 days prior to the day on which notice is given. During the 30-day notice period, a holder shall have the option to exercise his Public D Warrants. Any holders of Public D Warrants who do not exercise prior to the redemption date will forfeit their rights to purchase the securities underlying the Public D Warrants and, after the redemption date, any outstanding Public D Warrants will become void and be of no further force and effect. If the Company does not redeem the Public D Warrants, they will expire, become void and of no further force or effect on the conclusion of the exercise period.

            A Public D Warrant, when exercisable, may be exercised upon the surrender of a duly completed certificate and exercise form on or prior to its expiration at the office of the Warrant Agent, accompanied by cash or a certified or official bank check payable to the order of the Company for the exercise price. Warrants are generally more speculative than the common stock which is purchasable upon the exercise thereof. A Public D Warrant may become valueless, or of reduced value, if the market price of the Common Stock decreases, or increases only modestly, over the term of the Public Warrant.

            The Public D Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events such as stock dividends, splits, recapitalizations, mergers or consolidations. No adjustment in the number of shares purchasable upon exercise of the Public D Warrants will be required until cumulative adjustments in any fiscal year require an adjustment of more than 2% thereof. Cash payments will be made in lieu of fractional shares upon any exercise of Public D Warrants. If less than all of the Public D Warrants evidenced by a warrant certificate are exercised, a new warrant certificate representing the remaining number of Public D Warrants will be issued to the holder of the Public D Warrants by the Warrant Agent.

            Notwithstanding the foregoing, in the case of any liquidation, dissolution, winding up, consolidation or merger of the Company, or sale or conveyance of all or substantially all of the assets of the Company, the right to exercise the Public D Warrants shall terminate no later than the date fixed for the transfer of, or the payment of any distributable amount on, the Company's shares of Common Stock. At least 30 days' notice of such termination date shall be given to the registered holders of the Public D Warrants determined as of the date of the notice.

            The Board of Directors of the Company may amend the terms of the Public D Warrants to reduce their exercise prices or extend their exercise periods. The Company and the Warrant Agent may make changes to the Warrant Agreement to cure ambiguities, correct inconsistencies or manifest mistakes or as they otherwise may deem necessary or desirable and which do not adversely affect the interests of the holders. However, no other change may be made without the written consent of the holders of at least 50% of the outstanding Public D Warrants and no decrease in the number or change in nature of the securities issuable upon exercise of a Public D Warrant or increase in the exercise price or acceleration of the exercise period of a Public D Warrant may be made without the written consent of the holder of such Warrant.

            The Public Warrants will not be exercisable unless a registration statement pursuant to the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants has been filed, declared effective, and is current and such shares of Common Stock have been registered or qualified, or there is an exemption from such registration or qualification requirements, under the securities laws of the state of residence of the holder of such Public Warrant. The Company has filed a registration statement pursuant to the Securities Act with the Commission and will use its best efforts to maintain a current prospectus relating thereto, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there is no assurance that it will be able to do so. Since the Public D Warrants are only redeemable by the Company at such time as they are exercisable, the Public D Warrants will not be redeemable by the Company unless prior to redemption a registration statement covering the shares of Common Stock issuable upon exercise of the Public D Warrants has been filed, declared effective, and is current.

            For the life of the Public D Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock which may result in a dilution of the interest of other stockholders. In addition, the Company may find it more difficult to raise equity capital if it should be needed for the business of the Company while Public D Warrants are outstanding. At any time when the holders of the Public D Warrants might be expected to exercise them, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided in the Public D Warrants.

            The exercise prices of the Public Warrants were arbitrarily determined by negotiations between the Company and Hibbard Brown, and do not bear any relationship to the market price of the Common Stock, the Company's assets, book value, net worth, results of operations or to any other established criterion of value, and they should not be considered any indication of the actual value of the Company. However, among the factors considered in determining the public offering price of the units of which the Public Warrants were a part, consideration was given to prevailing market conditions, the industry in which the Company operates, an assessment of the Company's management, its capital structure, the business potential of the Company and the demand for similar securities of comparable companies.

Hibbard Brown Option and Warrant Solicitation Fee

            In connection with the 1992 Offering, the Company sold Hibbard Brown, for nominal consideration, an option (the "Hibbard Brown Option"), exercisable until October 9, 1997, which gave the holders the right to purchase up to 150,000 units of securities, each unit consisting of one share of Common Stock, one non-redeemable Class C Warrant of the Company ("Hibbard Brown C Warrant") and one Hibbard Brown D Warrant, at $3.30 per unit. The Hibbard Brown Option has been fully exercised by the holders thereof, who also exercised all of the Hibbard Brown C Warrants and 65,000 of the 150,000 Hibbard Brown D Warrants issuable upon exercise of the Hibbard Brown Option. The Hibbard Brown C Warrants and Hibbard Brown D Warrants purchasable upon exercise of the Hibbard Brown Option are identical to the Public C Warrants and Public D Warrants except that they are exercisable between October 9, 1993, and October 9, 1997, and are non-redeemable. The Company agreed to register under the 1933 Act, at its expense on one occasion, and at the expense of Hibbard Brown or other holder on another occasion, the Hibbard Brown Option, and/or the underlying securities, at the request of the holders of forty percent thereof. The offering by the successors-in-interest to Hibbard Brown being made pursuant to this Prospectus is being made at the Company's expense in accordance with such obligation. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Hibbard Brown Option and the securities issuable upon exercise thereof.

            The Company had agreed to pay Hibbard  Brown,  upon the  exercise of the Public Warrants, a fee of 4% (of which 1% may be reallowed to the dealer who solicited the exercise) of the aggregate exercise price if (i) the market price of the Common Stock on the date the Public Warrant is exercised is greater than the then exercise price of the Public Warrants; (ii) the exercise of the Public Warrant was solicited by a member of the NASD; (iii) the Public Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Public Warrant; (v) the solicitation of the Public Warrant was not in violation of Rule 10b-6 promulgated under the Securities and Exchange Act of 1934; and
(vi) the solicitation of the Public Warrant is in compliance with NASD Notice to Members 81-38. As Hibbard Brown is no longer in business, the Company may pay such fee to a successor-in-interest to Hibbard Brown which is a member firm of the National Association of Securities Dealers, Inc. or to another member firm with whom the Company may enter into an agreement with respect to solicitation of the Public Warrants. Unless granted an exemption by the Securities and Exchange Commission from Rule 10b-6, any such member firm will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 10b-6 before the solicitation of the exercise of any Public Warrant until the later of (i) the termination of such solicitation activity, or (ii) the termination by waiver or otherwise of any right such member firm may have to receive a fee for the exercise of the Public Warrants following such solicitations.

Dividends

            To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Company does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business. See "Dividend Policy."

Transfer and Warrant Agent

            The Company's Transfer and Warrant Agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.


                              PLAN OF DISTRIBUTION

            The Company has been advised that the sales of the shares of Common Stock offered by the successors-in-interest to Hibbard Brown (if and when issued) may be effected from time to time in transactions (which may include block transactions on Nasdaq) in the over-the-counter market, in negotiated transactions, through the writing of options on Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The sellers might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 and may be obligated to comply with certain rules promulgated by the Securities and Exchange Commission designed to prevent manipulative and deceptive practices, including Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Act of 1934.

            All costs, expenses and fees in connection with the registration of the securities offered by the successors-in-interest to Hibbard Brown will be borne by the Company. The Company has agreed to indemnify Hibbard Brown and its successors-in-interest, and Hibbard Brown has agreed to indemnify the Company (including its officers and directors), against certain liabilities, including liabilities under the Securities Act of 1933. Because Hibbard Brown is no longer in business, it is unlikely that the Company would be successful in pursuing any remedies it has pursuant to such right of indemnification.


                         SHARES ELIGIBLE FOR FUTURE SALE


            The Company currently has 7,887,039 Common Stock outstanding. Of this amount, approximately 2,320,906 shares are "restricted" securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933. Of the restricted shares, approximately 2,250,906 have been held for at least two years.


            Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the stock is quoted on Nasdaq or a securities exchange, the average weekly trading volume during a specified four-week period preceding the sale. A person who has not been an affiliate of the Company for at least 3 months and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to such volume limitations.

            The Company is unable to predict the effect that sales made under Rule 144, or pursuant to other exemptions under the Securities Act of 1933, may have on the then prevailing market price of the Common Stock.


            As of the date of this Prospectus, without taking into effect the securities offered hereby, there were outstanding shares of Preferred Stock and immediately exercisable options and warrants which, upon conversion or exercise, would enable their holders to purchase up to 5,039,172 restricted shares of Common Stock at prices ranging from $1.25 to $9.00 per share and exercisable over periods of up to ten years. The conversion of any of the aforementioned shares of Preferred Stock or the exercise of any of the aforementioned options or warrants may have a dilutive effect on the Common Stock. Moreover, the terms upon which the Company may be able to obtain additional equity capital may be adversely affected because the holders of such shares, warrants and options can be expected to convert their shares and exercise their warrants and options at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by the terms of such warrants or options. In addition, certain holders of options, warrants and Preferred Stock of the Company have received registration rights with respect to the securities held by or issuable to them. These registration rights could result in substantial future expense to the Company and could adversely affect any future equity or debt financing. Furthermore, the sale of such shares of Common Stock held by or issuable to the holders of registration rights, or even the potential of such sales, could have an adverse effect on the then current market price of the Company's securities.



                                  LEGAL MATTERS


            The legality of the securities being offered hereby will be passed upon for the Company by Graubard Mollen & Miller ("GM&M"), 600 Third Avenue, New York, New York 10016, counsel to the Company. GM&M owns 1,334 shares of the Company's Common Stock.

                                     EXPERTS

            The Consolidated Financial Statements of the Company included in this Prospectus have been audited by Mortenson and Associates, P.C., independent auditors, to the extent and for the periods indicated in their reports appearing elsewhere herein and are included in reliance upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            The Articles of Incorporation of the Company, as amended, provide that the Company shall indemnify, to the full extent permitted by Nevada law, its officers, directors, employees and agents. The Articles of Incorporation, as amended, also provide for the elimination, with certain exceptions, of personal liability of directors and officers to the Company and its stockholders for damage for breach of fiduciary duty as directors and officers.

            The underwriting agreements that the Company entered into with D.H. Blair & Co., Inc. and Hibbard Brown in connection with the public offerings of securities of the Company underwritten by those firms each provide for reciprocal indemnification between the Company and its controlling persons, on the one hand, and the underwriters and their controlling persons, on the other hand, against certain liabilities in connection with such offerings, including liabilities under the Securities Act of 1933, as amended.

            The Company has obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000 (subject to a $100,000 per claim deductible). The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                             ADDITIONAL INFORMATION

            The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement (the "Registration Statement") under the Securities Act of 1933 (File No. 33-46467) with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and such securities, reference is hereby made to the Registration Statement and exhibits. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


INDEX TO FINANCIAL STATEMENTS



                                                                Page to Page

Report of Independent Auditors.............................      F-2......

Consolidated Balance Sheet.................................      F-3......F-4

Consolidated Statements of Operations......................      F-5......

Consolidated Statements of Stockholders' Equity............      F-6......F-7

Consolidated Statements of Cash Flows......................      F-8......F-9

Notes to Financial Statements..............................      F-10.....F-20



                               . . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of News Communications, Inc. and Subsidiaries
   New York, New York


                  We have audited the accompanying consolidated balance sheet of News Communications, Inc. and Subsidiaries as of November 30, 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the fiscal years in the two year period ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of News Communications, Inc. and Subsidiaries as of November 30, 1995, and the results of their operations and their cash flows for each of the fiscal years in the two year period ended November 30, 1995, in conformity with generally accepted accounting principles.

                  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 19 to the consolidated financial statements, the Company has suffered recurring losses from operations, and has recurring negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 19. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                  As  discussed  in  Note  18  to  the  consolidated   financial
statements, the Company restated its financial statements as of and for the year ended November 30, 1994.



                                         MORTENSON AND ASSOCIATES, P. C.
                                         Certified Public Accountants.



Cranford, New Jersey
March 27, 1996

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS




                                                                                             August 31,      November 30,
                                                                                              1996               1995
                                                                                           [Unaudited]

Assets:
Current Assets:
   Cash and Cash Equivalents                                                              $   316,419     $     54,474
   Accounts Receivable [Less: Allowance for Doubtful
     Accounts of $1,562,197 and $1,424,877, Respectively]                                   5,488,203        4,730,681
   Other Current Assets                                                                       101,908          119,233
   Due from Related Parties                                                                   182,384           78,070
                                                                                        -------------       ----------

   Total Current Assets                                                                     6,088,994        4,982,458
                                                                                        -------------       ----------

Property and Equipment At Cost - Net of Accumulated
   Depreciation and Amortization of $817,196 and
   $679,633, Respectively                                                                      562,067         657,436
                                                                                        --------------      ----------
Other Assets:
   Goodwill - Net                                                                           3,452,150        3,665,990
   Other Assets                                                                               152,627          154,179
                                                                                       --------------      -----------

   Total Other Assets                                                                       3,604,777        3,820,169
                                                                                        -------------      -----------

   Total Assets                                                                           $10,255,838       $9,460,063
                                                                                          ===========       ==========



                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEETS


                                                                                         August 31,         November 30,
                                                                                           1996                 1995
                                                                                       [Unaudited]

Liabilities and Stockholders' Equity:
Current Liabilities:
   Accounts Payable and Accrued Expenses                                                 $2,041,330          $  1,730,763
   Accrued Payroll and Payroll Taxes                                                        219,015               322,152
   Notes Payable - Bank                                                                   1,175,000               524,000

   Other Current Liabilities                                                                 13,567                29,182
                                                                                       ------------         -------------

   Total Current Liabilities                                                              3,448,912             2,606,097
                                                                                       ------------         -------------

Notes Payable - Shareholder                                                               1,000,000                ---
                                                                                       ------------         -------------

Commitments and Contingencies                                                              ---                     ---
                                                                                      -------------         -------------

Minority Interest                                                                            47,788                47,788
                                                                                      -------------         -------------

Stockholders' Equity:
   Preferred Stock, $1.00 Par Value; 500,000 Shares Authorized:

     10% Convertible Preferred Stock, 1,250 Shares Authorized;
       32 Issued and Outstanding, $500 Per Share Per Annum
       Cumulative Dividends, $160,000 Liquidation Value                                          32                    32

     8% Convertible Preferred Stock, 500 Shares Authorized,
       217 Issued and Outstanding, $80 Per Share Per Annum
       Cumulative Dividends, $217,000 Liquidation Value                                         217                   217

     12% Convertible Preferred Stock, 200 Shares Authorized,
       200 Shares Issued and Outstanding, $120 Per Share Per
       Annum Cumulative Dividends, $200,000 Liquidation Value                                   200                   200

   Common Stock, $.01 Par Value; Authorized 100,000,000
     Shares; 7,977,415 and 7,957,665 Shares Issued, Respectively                             79,774                79,576

   Paid-in Capital - Preferred Stock                                                        519,873               519,873

   Paid-in-Capital - Common Stock                                                        13,755,256            13,723,456

   [Deficit]                                                                             (8,187,485)           (7,108,447)
                                                                                         -----------         -------------

   Totals                                                                                 6,167,867             7,214,907
   Less:  Treasury Stock [151,000 Common Shares] - At Cost                                 (408,729)             (408,729)
                                                                                         -----------         ------------

   Total Stockholders' Equity                                                             5,759,138             6,806,178
                                                                                         ----------          ------------

   Total Liabilities and Stockholders' Equity                                           $10,255,838            $9,460,063
                                                                                        ===========           ===========



                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF OPERATIONS



                                                             Nine Months Ended                     Years ended
                                                               August 31,                          November 30,
                                                          1996           1995                 1995               1994
                                                          ----           ----                -----             -------
                                                            [Unaudited]                                      [Restated]


Net Revenues                                         $13,856,070     $13,252,732          $18,113,462         $13,554,929
                                                     -----------     -----------          -----------         -----------

Operating Expenses:
   Direct Mechanical Costs                             5,159,521       4,824,076            6,606,636           4,841,549
   Salaries, Benefits and Outside Labor Costs          7,176,835       7,091,924            9,511,879           7,011,739
   Rent, Occupancy and Utilities                         697,883         619,679              870,949             587,871
   Provision for Doubtful Accounts                       199,000         159,000              396,000             376,000
   General and Administrative                          1,600,160       1,659,468            2,408,344           1,847,492
                                                    ------------    ------------            ---------           ---------

   Total Operating Expenses                           14,833,399      14,353,517           19,793,808          14,664,651
                                                     -----------     -----------           ----------          ----------

Loss from Operations                                    (977,329)     (1,100,785)          (1,680,346)         (1,109,722)
                                                    -------------    ------------          -----------         ----------

Other Income [Expense]:
   Interest [Expense]                                    (72,439)        (13,278)             (32,608)            (24,797)
   Interest Income                                         1,750          31,591               28,708              61,993
   Other Income                                            ---             ---                  ---                94,642
                                                     ------------    -----------           ----------           ---------

   Total Other Income [Expense]                          (70,689)         18,313               (3,900)            131,838
                                                     ------------   ------------           -----------          ---------

Loss Before Income Taxes
     and Minority Interest                            (1,048,018)     (1,082,472)          (1,684,246)           (977,884)

Provision for Income Taxes                               ---             ---                    ---                 ---
                                                    ------------    ------------           ----------            --------

   Net Loss Before Minority
     Interest                                         (1,048,018)     (1,082,472)          (1,684,246)           (977,884)

Less: Minority Interest in Income of
   Subsidiary                                          ---             ---                     47,788             ---
                                                     -----------    ------------              -------            ---------

Net Loss                                             $(1,048,018)    $(1,082,472)        $ (1,732,034)          $(977,884)
                                                     ============    ============         ============          ==========

Loss Per Common Share                                $      (.13)    $      (.14)         $      (.22)          $    (.13)
                                                     ============    ============         ============          ==========

Average Number of Common
   Shares Outstanding                                  7,822,790       7,776,286            7,804,043           7,580,203
                                                     ===========     ===========          ===========         ===========


                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                        Paid-in                        Paid-in
                                 Preferred              Capital    Common              Capital
                                   Stock    Preferred  Preferred    Stock    Common    Common                  Treasury
                                  [Shares]   Stock       Stock    [Shares]    Stock    Stock      [Deficit]     Stock      Total
                                   ------    -----       -----     ------     -----    -----       -------      -----      -----

Balance - November 30, 1993 -        450     $450     $523,501   6,974,009  $69,740  $11,180,986 $(4,283,809) $(408,229) $7,082,139

 Conversion from Preferred
   Stock to Common                     (1)     (1)      (3,628)      1,800       18        3,611       --         --         --

 Stock Issued in Connection With
   Exercise of  C and D Warrants       --     --         --        807,887    8,079    1,943,268       --         --      1,951,347

 Stock Issued for Acquisitions         --     --         --        122,123    1,221      143,535       --         --        144,756

 Stock Issuable for Acquisitions       --     --         --          --         --       354,687       --         --        354,687

 Stock Issued in Connection with
   Exercise of Options                 --     --         --          3,333       33        6,217       --         --          6,250

 Stock Issued as Preferred Dividend    --     --         --          6,624       66       15,934     (16,000)     --          --

 Dividend on Preferred Stock           --     --         --           --        --          --       (41,360)     --        (41,360)

 Net Loss, As Restated                 --     --         --           --        --          --      (977,884)     --       (977,884)
                                      ----   ----       ----         ----      ----       -----     --------    -----

 Balance - November 30, 1994          449    $449     $519,873   7,915,776  $79,157  $13,648,238 $(5,319,053) $(408,729) $8,519,935

 Stock Issued in Connection with
   Exercise of C and D Warrants        --     --         --         24,561      246       46,891       --         --         47,137

 Stock Issued in Connection with
   Exercise of Stock Options           --     --         --         10,000      100       12,400       --         --         12,500

 Stock Issued as Preferred Dividend    --     --         --          7,328       73       15,927     (16,000)     --            --

 Dividend on Preferred Stock           --     --         --           --        --          --       (41,360)     --        (41,360)

 Net Income                            --     --         --           --        --          --    (1,732,034)     --     (1,732,034)
                                      ----   ----       ----         ----      ----        ----   -----------    ----    -----------

Balance Forward - November 30, 1995    449   $449     $519,873   7,957,665  $79,576  $13,723,456 $(7,108,447) $(408,729) $6,806,178

 Stock Issued in Connection with
   Exercise of C and D Warrants         --    --         --          9,750       98       19,400       --         --         19,498

 Stock Issued in Connection with
   Exercise of Stock Options            --    --         --         10,000      100       12,400       --         --         12,500

 Dividend on Preferred Stock            --    --         --           --        --          --       (31,020)     --        (31,020)

 Net Income                             --    --         --           --        --          --    (1,048,018)     --     (1,048,018)
                                       ----  ----       ----         ----      ----        ----   -----------    ----    -----------

Balance - August 31, 1996 [unaudited]   449  $449    $519,823    7,977,665  $79,774  $13,755,256 $(8,187,485) $(408,729) $5,759,138
                                        ===  ====    ========    =========  =======  ===========  ==========   ========= ==========

                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                     Nine Months Ended              Years ended
                                                                        August 31,                  November 30,
                                                                     1996           1995         1995           1994
                                                                     ----           ----         ----           ----
                                                                        [Unaudited]

Operating Activities:
   Net Income [Loss]                                            $(1,048,018)   $(1,082,472)   (1,732,034)       $(977,884)
                                                                -----------    -----------    -----------       ----------
   Adjustments to Reconcile Net Income [Loss] to Net
     Cash Provided by Operating Activities:
     Depreciation and Amortization                                  351,403        373,077         494,606        413,062
     Provision for Losses on Accounts Receivable                    199,000        159,000         396,000        376,000
     Expense Related to Exercise of Options                           ---            ---           ---              5,250
     Gain on Sale of Building                                         ---            ---           ---            (94,642)
     Minority Interest                                                ---            ---            47,788        ---

   Change in Assets and Liabilities:
     [Increase] Decrease in:
       Accounts Receivable                                         (956,522)    (1,375,859)     (1,526,791)    (1,982,551)
       Other Current Assets                                        (104,314)      (212,772)         84,138        (87,113)
       Other Assets                                                   1,552         23,153           8,850       (106,344)
       Related Party Receivable                                      17,325          3,856         (39,112)       ---

     Increase [Decrease] in:
       Accounts Payable and Accrued Expenses                        310,567       (255,951)         69,395        998,312
       Accrued Payroll and Payroll Taxes                           (103,137)       226,383         191,284         (7,494)
       Other Current Liabilities                                    ---           148,516           (6,440)       (66,024)
       Related Payable                                              (15,615)        ---             29,182        ---
                                                                 -----------    -----------     ----------        -------

     Total Adjustments                                             (299,741)     (934,630)        (251,100)      (551,544)
                                                                 ----------    -----------        ---------      ---------

   Net Cash Provided [Used] by - Operating Activities
        - Forward                                                (1,347,759)    (2,017,102)    (1,983,134)     (1,529,428)
                                                                 -----------    -----------    -----------     -----------

Investing Activities:
   Capital Expenditures                                             (42,194)     (120,009)        (148,409)      (422,193)
   Proceeds from Sale of Building                                     ---          ---             ---            100,000
   Investment in Marketable Securities                                ---          ---             ---           (924,633)
   Sale of Marketable Securities                                      ---         924,633          924,633        ---
   Purchase of Nassau Newspapers                                      ---          ---             ---           (319,906)
   Purchase of Westside                                               ---          ---             ---           (194,898)
   Purchase of Brooklyn                                               ---          ---             ---            (32,750)
   Purchase of Bronx Press Review                                     ---          ---             ---            (25,676)
                                                                  ----------    -------------   ----------     -----------

   Net Cash [Used] by - Investing Activities - Forward              (42,194)    (804,624)          776,224     (1,820,056)
                                                                  ----------    -------------   ----------     -----------

Financing Activities:
   Principal Payments Long-Term Debt                                (24,000)     (75,747)          ---           (470,250)
   Proceeds from Exercise of Stock Options                           12,500       19,758            12,500          1,000
   Proceeds from Exercise of Warrants and Underwriter Option         19,498        9,216            47,137      1,951,347
   Principal Payments on Notes Payable                               ---          ---              (99,750)       (81,254)
   Proceeds from Notes Payable                                    1,675,000      480,000           500,000          ---
   Dividend on Preferred Stock                                      (31,020)     (31,020)          (41,360)       (41,360)
                                                                  ----------    ---------          --------    -----------

   Net Cash Provided by - Financing Activities - Forward         $1,651,978   $  402,207      $    418,527     $1,359,483
                                                                 ----------   ----------      ------------     ----------

                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                Nine Months Ended                       Years ended
                                                                     August 31,                         November 30,
                                                                1996              1995             1995             1994
                                                                ----              ----             ----             ----
                                                                    [Unaudited]                                   [Restated]
   Net Cash Provided [Used] by - Operating Activities -
       Forwarded                                            $(1,347,759)     $(2,017,102)     $ (1,983,134)    $ (1,529,428)

   Net Cash [Used] by - Investing Activities -
       Forwarded                                                (42,194)         804,624           776,224       (1,820,056)

   Net Cash Provided by - Financing Activities -
       Forwarded                                              1,651,978          402,207           418,527        1,359,483
                                                              ----------      ------------         -------       ----------

Net Increase in Cash and Cash                                   262,025         (810,271)         (788,383)      (1,990,001)

Cash and Cash Equivalents - Beginning of Periods                 54,474          842,857           842,857        2,832,858
                                                            -----------       ------------         -------       ----------

Cash and Cash Equivalents - End of Periods                   $  316,499      $     32,856           54,474      $   842,857
                                                            ===========       ============         =======      ===========


Supplemental Disclosures of Cash Flow Information:
   Cash paid during the years for:
     Interest                                               $    72,439      $      9,547       $   19,704      $    8,240
     Income Taxes                                                 ---              ---          $    ---        $     ---


Supplemental Schedule of Non-Cash Investing and Financing Activities:

   See Note 5 to financial statements relating to acquisitions consummated in December 1993, August 1994 and September 1994 and Notes 11 and 14 relating to capital transactions.



                See Notes to Consolidated Financial Statements.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[1] Organization and Industry Segment

News Communications, Inc. ["the Company"] was incorporated in the State of Nevada and is primarily engaged, through various wholly- owned and two eighty percent owned subsidiaries, in the publication and distribution of advertiser supported, community oriented newspapers and a magazine. The Company's subsidiaries are Access Network Corp. ("Access"), Manhattan Publishing Corp. ("MPC"), Tribco Incorporated ("Tribco"), Dan's Papers Inc. ("DPI"), Parkchester Publishing Co., Inc. ("Bronx Press Review"), Nassau Community Newspaper Group, Inc. ("Nassau Newspapers"), Manhattan File Publishing, Inc, ("Manhattan File"), Capitol Hill Publishing, Inc ("Capitol Hill"), Brooklyn Newspaper Publishing, Inc. ("Brooklyn") and Westside Newspaper Corp. ("West Side"). The Company functions primarily in one industry segment, that is the news publication business.

[2] Summary of Significant Accounting Policies

Consolidation - The consolidated financial statements of the Company include the accounts of the parent company and its wholly-owned and majority owned subsidiaries. All material intercompany transactions have been eliminated.

Property and Equipment - All expenditures for betterments and additions are capitalized. Expenditures for normal repairs and maintenance are charged against income as incurred. Depreciation and amortization are provided for financial reporting purposes on the basis of the various estimated useful lives of the assets, using the straight-line method as follows:

                                                          Years
Transportation Equipment                                    5
Furniture, Fixtures and Office Equipment                  5 - 10
Leasehold Improvements                            Shorter of Useful Life of
                                                   Asset or Length of Lease

Accounts  Receivable  -  The  Company  uses  the  allowance  method  based  on a
percentage   of  accounts   receivable  to  provide  for   uncollectible   trade
receivables.

Goodwill - Goodwill represents the excess of the cost of acquired assets over their fair values at dates of acquisition and is being amortized over ten to twenty years on a straight-line basis. The Company's policy is to record an impairment loss against the net unamortized cost of goodwill in the period when it is determined that the carrying amount of the asset may not be recoverable. At each balance sheet date, the Company evaluates the realizability of goodwill for each subsidiary having a material goodwill balance. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates or if the expected future non-discounted net income of the subsidiary would become less than the carrying amount of the goodwill asset. Based upon its most recent analysis, the Company believes that no impairment of goodwill exists at November 30, 1995.

Revenue Recognition - Revenues are earned as the advertisements are run, in accordance with customer agreements.

Covenant not to Compete - Included in other assets is a covenant not to compete with an initial cost of $127,400, which is being amortized over five years on a straight-line basis. At November 30, 1995 accumulated amortization amounted to $102,470. Amortization expense amounted to $25,480 for each of the years ended November 30, 1995 and 1994 [See Note 4].

Seasonality - One of the Company's publications [which generated approximately 18% of revenues in fiscal 1995 and 21% of revenues in fiscal 1994] is a resort area newspaper, which has most of its revenue generated during the summer.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[2] Summary of Significant Accounting Policies [Continued]

Concentration of Customers - The majority of the Company's customers are located in four of the boroughs of New York City, in Nassau County and on Eastern Long Island

     Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company rountinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company places its cash with high credit quality financial institutions. The Company has not experienced any losses with financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. As of November 30, 1995, the Company had approximately $68,285 with financial institutions subject to a credit risk beyond the insured amount.

Cash and Cash Equivalents - The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at November 30, 1995

[3] Property and Equipment and depreciation and Amortization

Major Classes of property and equipment as of November 30, 1995 are as follows:

Leasehold Improvements                                    $  323,581
Computer Equipment                                           415,049
Machinery and Equipment                                      226,072
Furniture and Fixtures and Office Equipment                  230,594
Distribution Boxes                                           109,787
Automobiles                                                   31,986
                                                          ------------

Total - At Cost                                            1,337,069
Less: Accumulated Depreciation                               679,633

    Property and Equipment - Net                          $  657,436
                                                           ==========

Depreciation and amortization expense for the years ended November 30, 1995 and 1994 amounted to $179,477 and $123,503, respectively.

[4] Intangible Assets

A breakdown of intangible assets is as follows:

                                            Amortization Period                       Accumulated
                                                      Years                 Cost      Amortization           Net

November 30, 1995:

      Goodwill                                         10-20           $  5,101,219     $  1,435,229      $3,665,990
                                                                       ------------     ------------      ==========

      Covenant Not-To-Compete                             5            $    127,400    $     102,470     $     24,930
                                                                       ------------     -------------     ===========

      Organization Costs                                 15            $     67,933   $        6,148     $     61,785
                                                                       ------------     ------------      ===========

Covenant not-to-compete and organization costs are included in the caption "Other Assets" on the balance sheet [See Note 2].

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1996 and 1994 is unaudited]

[4] Intangible Assets [Continued]

Amortization expense of $315,129 and $289,559 was recognized for the years ended November 30, 1995 and 1994, respectively

[5] Acquisitions

On December 9, 1993, the Company, through its wholly-owned subsidiary, Nassau Newspapers, acquired certain assets of Long Island News Group [LING] and MB Publishing Co. [MB] publishers of eight paid weekly newspapers in Nassau County, New York for $300,000 in cash and stock valued valued by the Company at approximately $355,000. The stock is scheduled to be issued to the seller as follows:

                Date                                                 Shares
     December 9, 1996                                               103,857
     December 9, 1997                                                21,714
     December 9, 1998                                                36,572
                                                                    -------
     Total                                                          162,143

On August 18, 1994, the Company acquired through its wholly owned subsidiary, Brooklyn, certain assets of Brooklyn Skyline Publications, Inc. ("Brooklyn Skyline") for cash and stock valued at approximately $104,000.

On September 27, 1994, the Company acquired through its wholly owned subsidiary, West Side, certain assets of Enlightenment Press, Inc. ("Enlightenment"), the publisher of the Chelsea Clinton News and the Westsider, for cash and stock valued at approximately $246,000.

The results of operations of the above publications are included in the consolidated statement of operations for the year ended November 30, 1994, only for the periods from the dates of purchase to such year end.

The following proforma combined results of operations are adjusted for the amortization of goodwill purchased in connection with the acquisitions as though they had occurred on December 1, 1993:

     Year Ended November 30, 1994 Net Revenues $ 15,999,000 Net Loss $ (364,000) Net Loss Per share $ (.05)

The proforma financial information is not necessarily indicative either of the results of operations that would have occurred had the mergers been effected December 1, 1993, or of the future results of operations.

Certain former owners of the publications purchased have entered into employment contracts with the Company (see Note 12).

[6] Compensated Absences

The Company has incurred a liability for employees' compensation for future absences. The Company has not accrued a liability because the amount cannot be reasonably estimated.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[7] Notes Payable

Short-term notes payable at November 30,1995 consisted of the following:

Promissory note due on July 2, 1996 at the Bank's prime rate
   plus 1 1/2 %. Prime rate at November 30, 1995 was 8.75%.        $    500,000

Unsecured promissory note dated March 9, 1995. The Company
   defaulted on this note during fiscal 1995. Interest is at
   12% per annum for the unpaid principal balance in default             24,000
                                                                  -------------

   Total                                                            $   524,000
   -----                                                            ===========

On March 9, 1995, the Company entered into a settlement agreement with a former minority owner of the Manhattan File. The agreement required the Company to pay $48,000 and sign a promissory note. The Company is in default and the former owner has filed a summons against the Company for the outstanding balance due.

Interest expense related to the above indebtedness for the year ended November 30, 1995 amounted to approximately $24,000.

[8] Related Parties

Certain Company office facilities are leased from an officer of a subsidiary of the Company. Rental expense amounted to approximately $48,000 and $46,000 for the years ended November 30, 1995 and 1994, respectively. The lease commitment is adjusted annually based on the consumer price index as of November. The lease term is for ten years with a renewal option for five years.

At November 30, 1995 interest bearing advances and loans due from related parties amounted to $119,233. Interest income earned on such amounts as reflected in the statement of operations for the year ended November 30, 1995 amounted to approximately $11,143.

At November 30,1995, amounts owed to an officer of the Company for a bonus and expenses amounted to $29,182.

[9] Leases

     The Company leases all operating facilities under operating leases expiring through October, 2000. Rent expense under operating leases was approximately $464,000 and $280,000 for years ending November 30, 1995 and 1994, respectively. The future minimum payments under non-cancelable operating leases consisted of the following at November 30, 1995 [including amounts in Note 8]:

                                                                 Operating
                                                                  Leases

1995                                                         $      440,385
1996                                                                446,236
1997                                                                451,929
1998                                                                335,763
1999                                                                201,742
Thereafter                                                           12,564
                                                              --------------

   Total Minimum Lease Payments                              $    1,888,619
                                                                  =========

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[9] Leases [Continued]

The operating leases also provide for cost escalation payments and payments for maintenance and real estate taxes. The Company has options to renew certain leases for additional five-year terms.

[10]Treasury Stock

Treasury stock is shown at cost and consists of 151,000 shares of Common Stock.

[11] Preferred Stock

[A] The 10% Convertible Preferred Stock is redeemable at the option of the Company, under certain circumstances.

In September 1994, the Company distributed 6,624 shares of its Common Stock in payment of a $500 dividend per share due holders as of September 19, 1994 on each of 32 shares of 10% Convertible Preferred Stock. As a result, Common Stock at par was increased by $66, additional paid-in capital - Common Stock was increased by $15,934 and retained earnings was decreased by $16,000.

In September 1995, the Company distributed 7,300 shares of its Common Stock in payment of a $500 dividend per share due holders as of September 19, 1995 on each of 32 shares of 10% Convertible Preferred Stock. As a result, Common Stock at par was increased by $73, additional paid-in capital Common Stock was increased by $15,927 and retained earnings was decreased by $16,000. At November 30, 1995, the cumulative dividends amounted to $2,667 or $83 per each outstanding 10% Convertible Preferred Stock.

     [B] Issuance of Preferred Shares - On May 20, 1992, the Company issued 100 shares of its 8% Convertible Preferred Stock and 200 shares of its 12% Convertible Preferred Stock, in exchange for an aggregate of $300,000. On July 15, 1992, an additional 117 shares of 8% Convertible Preferred Stock were issued for $117,000. During the year ended November 30, 1994 and 1993, cash dividends totaling $41,360 each year were paid to the holders of the 8% Convertible Preferred Stock and the 12% Convertible Preferred Stock. At November 30, 1995, the 8% Cumulative Preferred Stock dividend amounted to $4,328 or $20 per share and the 12% Cumulative Preferred Stock dividend amounted to $5,984 or $30 per share. The 8% and 12% Preferred Stock may be redeemed, in whole or in part, at the option of the Company for a redemption price equal to the liquidation preference of $1,000 per share plus accrued and unpaid dividends. The holders of the 8% and 12% Convertible Preferred Stock may convert each share, at any time, into shares of common stock. The number of shares of common stock into which each share of preferred stock may be converted shall be obtained by dividing $1,000 by a conversion price, subject to adjustments. The conversion price shall be 70% of the closing bid price of the common stock. The 8% and 12% Convertible Preferred Stock have no voting rights except if the Company is in default of four consecutive dividend payments, then holders are entitled to vote.

[C] Conversion of Preferred Stock - During 1994, one share of 10% Convertible Preferred Stock was converted to 1,800 shares of Common Stock.

[12] Commitments and Contingencies

In connection with the acquisition of "Our Town", the newspaper published by MPC, the Company granted the seller a five year option to purchase up to 100,000 shares of its common stock at an exercise price of $2.81 per share [the average of the closing bid and asked prices on May 21, 1991].

A subsidiary of the Company has indemnified two former employees and a director from and against legal fees and adverse judgments arising in connection with certain legal actions, except such adverse judgments as may be based on claims that allege or involve wrongful conduct by said former employees and director.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[12] Commitments and Contingencies [Continued]

The Company has an employment agreement expiring in 1998 with the President of DPI. The agreement stipulates an annual salary of $100,000 per year, adjusted for increases in the consumer price index, plus a bonus in each fiscal year based on net profits [as defined] of DPI, and fringe benefits totalling approximately $25,000 annually.

The President of DPI has the option ["put"] to require the Company to buy his shares of DPI on or after October 13, 1993 for a price equal to 20% of the retained earnings [if any] of DPI plus the greater of $200,000 or 20% of gross collected revenues [net of agency commissions] for the full fiscal year prior to exercise of the option. The option may be exercised only if the after tax profit [for the fiscal year preceding exercise] is at least equal to seven percent of gross revenues [net of agency commissions] for such fiscal year. The put option, by its terms, is exercisable at November 30, 1994. Should the option be exercised, the Company would be required to pay approximately $726,000 for the shares. The option is related to the 1988 acquisition of DPI by the Company. As such, if the option is exercised the Company will record the cost as additional goodwill to be amortized over the remaining useful life of that asset (November
1999).

The Company has an employment contract, through October 14, 1999, with its President. The contract stipulates an annual base salary of $150,000 plus bonuses as determined by the board of directors.

In August 1993, the Chairman of the Board entered into a five year employment agreement with the Company. The agreement calls for an annual salary of $195,000 and certain other benefits. Stock options for 300,000 shares of the Company's Common Stock at an exercise price of approximately $2.38 per share expiring on August 31, 1998 were awarded to the chairman in connection with the agreement [See Note 14B]. At his request, the Company will also provide the Chairman of the Board with medical and other benefits and perquisites, including reimbursement for expenses relating to maintenance of appropriate office space for him, including rent and secretarial costs. The Chairman of the Board may terminate the agreement at any time on at least 10 days' notice to the Company. In the event of his permanent disability or death, amounts of salary and bonuses shall continue to be paid to him or the legal representative of his estate until the end of the term of the agreement. Under the agreement, the Chairman of the Board is required to devote such time to the affairs of the Company as he, in his sole judgement, deems necessary and appropriate.

In November 1994, the Executive Vice-President of the Company entered into a three year employment agreement with the Company at an annual salary of $80,000 (subject to cost-of-living increases) plus a bonus based on 5% of the net profit (for fiscal years beginning December 1, 1994) of Access, MPC, Manhattan File and West Side. Such bonus is to be no less than $45,000, nor more than $70,000.

The President of Nassau Newspapers has an employment agreement expiring in December 1996. The agreement stipulates an annual salary of $99,000, plus a bonus based upon the net profits (as defined) of Nassau Newspapers.

The Publisher of Brooklyn has an employment agreement expiring in August 1999. The agreement stipulates an annual salary of $60,000, plus increases and bonuses based upon the net profits (as defined) of Brooklyn.

Certain holders of options, warrants and stock of the Company have received registration rights with respect to the securities held by or issuable to them. These registration rights could result in substantial future expense to the Company and could adversely affect any future equity or debt financing.

[13] Legal Proceedings

An action entitled Jean Jee v. News Communications, Inc., was instituted in the Supreme Court, New York County, in January 1991. The complaint alleges libel claims against the Company in connection with

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[13] Legal Proceedings [Continued]

an article printed in the Manhattan Spirit which accused Ms. Jee, then principal of a Manhattan public school of running her own computer business out of the school, beating special education students and having been suspended by the New York City Board of Education. Promptly after the complaint was served, the Manhattan Spirit printed a retraction concerning the suspension accusations. In fact, Ms Jee had taken a leave of absence. Ms. Jee is suing for $2,000,000 in compensatory damages and unspecified punitive damages. The Company intends to vigorously defend the suit and has filed an answer denying the material allegations of the complaint and has served demands for document production. Ms. Jee's motion for a protective order in connection with such demands was granted. Discovery has not yet commenced. Management believes, although there can be no assurance, that, based upon the application of the relevant law [as explained to management by counsel representing the Company] to the facts known to it, the claims asserted in this action are without merit.

The Company is also subject to various other claims and lawsuits arising in the normal course of business. The amount of liability, if any, beyond amounts accrued for such claims cannot be estimated.

[14] Stock Options and Warrants

[A] Stock Option Plan - The Company has a Stock Option Plan pursuant to which it has reserved authorized, but unissued, shares of Common Stock for issuance of both Qualified Incentive Stock Options and Non-qualified Stock Options to employees, officers and directors of the Company. The option price will be the fair market value [110% of the fair market value for Qualified Incentive Stock Options granted to a holder of 10% or more of the Company's Common Stock] as defined by the plan. Generally, options may be exercised commencing two years from the date of grant and terminating ten years from the date of grant. Following is a summary of transactions:

                                              Shares under Option
                                                  November 30,
                                            1 9 9 5          1 9 9 3
                                            -------          -------

Outstanding - Beginning of Periods          136,166           106,666
Granted during period                        40,501            62,000
Exercised                                      ---               ---
Terminated during period                    (15,000)           32,500
                                            --------           ------

Outstanding - End of Periods [1]            161,667           136,166
                                            =======           =======

[1] With an exercise price per share ranging from $2.00 to $9.00, giving effect to the one-for-ten reverse stock split, which occurred on May 12, 1992.


At November 30, 1995 and 1994, there were 4,999 and 30,500 shares, respectively, reserved for future grants.

On December 15, 1995, the stockholders approved an amendment to the Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the Plan from 166,666 shares to 366.666 shares. The Company granted 17,500 shares on July 5, 1995 subject to the December 15, 1995 approval.

[B] Directors and Officers Stock Option Plan - On August 17, 1993, the Board of Directors ["the Board"] adopted a "Discretionary Directors and Officers Stock Option Plan" [the "Discretionary Option Plan"] pursuant to which the Board may award options to purchase an aggregate of 1,500,000 shares of Common Stock to directors and officers of the Company and its subsidiaries which shall be exercisable at

NEWS  COMMUNICATIONS,  INC. AND  SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[14] Stock Options and Warrants [Continued]

the market price on the date of grant for periods, and under conditions, specified by the Board in such grants. Options under the Discretionary Option Plan are non-qualified and non-incentive options for purposes of income taxation and are not intended to qualify under Section 422A of the Internal Revenue Code of 1986. During the year ended November 30, 1995, the Board granted the Chairman of the Board options to purchase up to 350,000 shares of common stock under the Discretionary Option Plan, which are exercisable until June 22, 2000, at $2.00 per share. During the year ended November 30, 1995, the Board granted officers and directors options to purchase up to 455,500 shares of common stock under the Discretionary Option Plan, which are exercisable until August 31, 1999, at prices ranging from $2.00 to $2.63 per share [the last sale price on the date of the grant].

On August 17, 1993, the Board also adopted a "Non-Discretionary Directors Stock Option Plan" [the "Non-Discretionary Option Plan"] pursuant to which each director will be granted, on August 17, 1993 and each anniversary thereof on which he or she continues to be a director, a five-year option to purchase 10,000 shares of Common Stock at the market price on the date of the grant. The Non-Discretionary Plan also provides that any person becoming a director within the six months after any August 17 will be granted an option for 10,000 shares on the date he or she becomes a director. Pursuant to the Non-Discretionary Option Plan, Company directors each received options to purchase 10,000 shares of Common Stock at $2.69 per share on August 17, 1995. Pursuant to the Non-Discretionary Option Plan, Company directors each received options to purchase 10,000 shares of Common Stock at $2.63 per share on August 17, 1994.

 [C] Warrants - At November 30, 1995, the Company had outstanding Redeemable Class A Warrants to purchase 2,250,000 shares of the Company's Common Stock at approximately $3.75 per share. The Warrants became exercisable September 19, 1990 and expired on March 29, 1996. The Company's Redeemable Class B Warrants, which also expired on March 29, 1996, were never issued. During the year ended November 30, 1995, 24,561 redeemable Class C Warrants were exercised. The net proceeds of these transactions was $47,437. In January 1994 the underwriter of the Company's October 1992 public offering exercised its unit option. The net proceeds to the company as a result of these transactions was approximately $1,951,000. At November 30, 1994 there remained outstanding 805,880 redeemable Class C Warrants and 853,935 redeemable Class D Warrants. Each Class C Warrant which entitles the holder to purchase one share of the Company's Common Stock at $2.00 per share, became exercisable October 9, 1993 and expire October 9, 1996. Each Class D Warrant which entitles the holder to purchase one share of the Company's Common Stock at $3.00 per share, became exercisable October 9, 1993 and expire October 9, 1998. The The Class D Warrants are redeemable by the Company under certain conditions. Additionally, 85,000 non-redeemable warrants which expire October 9, 1997 were outstanding at November 30, 1995.

[15] Income Taxes

The Company has net operating loss carryforwards of approximately 44,380,000 which expire through the year 2011. As a result of these carryforwards, the Company has a deferred tax asset of approximately $1,752,000, which has been offset by a valuation account of $1,752,000, resulting a a net deferred asset of $-0-. Future tax benefits related to this loss have not been recognized because its realization is not assured. No amount of current or deferred federal or state income tax is presented.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

As of November 30, 1995, the approximate amount of net operating loss income tax carryforwards and their expiration dates are as follows:

           Expiring in Years Ending                          Net Operating Loss
              November 30,                                      Carryforwards
                 2001                                           $    25,000
                 2002                                               145,000
                 2003                                               585,000
                 2004                                               950,000
                 2005                                               370,000
                 2006                                               365,000
                 2007                                               340,000
                 2007                                             1,600,000
                                                                  ---------

                 Total                                           $4,380,000

 [16] Loss Per Share

Loss per share amounts are computed based on the weighted average number of shares outstanding. Options, warrants and Convertible Preferred Stock are assumed converted if dilutive.

[17] New Authoritative Accounting Pronouncements

     The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to Be Disposed of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Company does not expect that SFAS No. 121 will have a material impact on its consolidated financial statements.

The FASB has also issued SFAS No. 123, "Accounting for Stock-Based Compensation", in October 1995. SFAS No. 123 uses a fair value based method of accounting for stock options and similar equity instruments as contrasted to the intrinsic value based method of accounting prescribed by Accounting Principals Board ["APB"] Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has not yet decided if it will adopt SFAS No. 123 or continue to apply APB No. 25 for financial reporting purposes. SFAS No. 123 will have to be adopted for financial note disclosure purposes in any event. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995; the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995.

On December 30, 1994, the American Institute of Certified Public Accountants issued Statement of Position ["SOP"] 94-6, "Disclosure of Certain Significant Risks and Uncertainties," the provisions of which are effective for financial statements issued for fiscal years ending after December 15, 1995. In general, SOP 94-6 requires disclosures about the nature of a company's operations and the use of estimates in the preparation of the financial statements. The Company does not anticipate a significant expansion of its consolidated financial statement note disclosure as a result of SOP 94-6.

 [18] Restatement of Consolidated Financial Statements

The accompanying consolidated financial statements have been restated to correct errors of unrecorded printing and other expenses, and the non-elimination of intercompany revenue and accounts receivable. The effect of the restatement was to increase the net loss for November 30, 1994 by $414,533 [$.05 per share].

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]

[19] Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principals, and assumes that the Company will continue as a going concern, which contemplates the recoverability of recorded asset amounts and the proper classification of liabilities. However, the Company has suffered recurring losses from operations and recurring negative cash flows from operating activities.

As more fully discussed in Notes 20 and 21, the Company has secured additional bank financing since November 30, 1995. Additionally, since the end of the fiscal year, the Company has begun the implementation of its plan to substantially reduce its operating expenses. Management believes that this actions provide the opportunity for the Company to continue as a going concern.

The ability of the Company to continue is dependent on the success of these plans. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

 [20] Subsequent Events

On March 5, 1996, the Company entered into a settlement agreement with a supplier for the balance due of $198,386. On March 5, 1996, the Company paid $50,000 and signed a noninterest bearing nonnegotiable promissory note with the supplier for the balance of $148,385. The note is due in 30 day monthly payments from the date of the note. The first two payments are for $25,000, the third payment is for $50,000, the fourth payment is for $25,000 and the fifth payment is for $23,385. The first payment was made on April 4, 1996. If the Company defaults in payments, then the entire unpaid balance along with interest at the rate of 9% from the date of default is immediately due.

During January, February and March 1996, the Company borrowed an aggregate of $600,000 from a bank in increments of $100,000.

[21] Subsequent Events  [Unaudited]  Subsequent to the Date of the Report of the
     Independent Auditors

On April 2, 1996, a promissory note was signed for the then outstanding indebtedness to bank of $1,175,000 [See Note 7] and is due on July 2, 1996 at the bank's prime rate plus 2%. The promissory note is secured by all of the Company's accounts receivable and $175,000 is guaranteed by the Chairman of the Board of the Company.

Effective May 17, 1996, the Company entered into an agreement with D.H. Blair Investment Banking Corp. ["Blair"] pursuant to which Blair is to act as non-exclusive financial advisor and investment banker to the Company. As an inducement to Blair's providing such services, the Company issued Blair a five-year warrant to purchase 400,000 shares of its Common Stock at an initial exercise price of $2.00 per share.

On May 21, 1996, Blair, the Company and the Company's subsidiaries Tribco and Access, entered into a loan agreement pursuant to which Blair loaned the Company, Tribco and Access the sum of $1,000,000. The principal amount is repayable on May 21, 1988, with interest at 8 1/2%, payable quarterly. As additional consideration for the loan, the Company issued Blair a five-year warrant to purchase 200,000 shares of Common Stock at an initial exercise price of $2.00 per share.

As of October 4, 1996, the Company entered into an agreement with a group of purchasers pursuant to which the Company agreed to issue and sell, for an aggregate consideration of $2,000,000, 200,000 shares of a newly designated $10.00 Convertible Preferred Stock and warrants to purchase 800,000 shares of Common Stock at $2.00 per share.

NEWS COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
[Information relating to August 31, 1995 and 1994 is unaudited]


[22] Minority Interests

The Company's consolidated financial statements include 100% of the assets and liabilities of companies that are less than 100% owned Since the Company is the majority stockholder of these companies, the ownership interests of the other stockholders represents minority interest. The Company has allocated one subsidiary's portion of net income to the minority interest resulting in an increase in the Company's net loss by $47,788 [See Note 1].

[23]  Unaudited Interim Statements

The financial statements as of August 31, 1996 and for the nine months ended August 31, 1996 and 1995 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.          Indemnification of Directors and Officers.

                  Article Fifteenth of the Company's Articles of Incorporation, as amended, provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Section 78.751 of the General Corporation Law of Nevada ("GCL"). The provisions of 78.751 of the GCL are set forth in Exhibit 28 hereto.

                  Article Sixteenth of the Company's Articles of Incorporation, as amended, provides for limitation of the personal liability of a director or officer to the Company or its stockholders for damage for breach of his fiduciary duty as a director or officer, other than for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of Section 78.300 of the GCL, which generally states that dividends may be paid to stockholders from a corporation's excess of its assets over its liabilities. See "Dividend Policy" in the Prospectus for a detailed discussion of Section 78.300.

                  The Underwriting Agreements dated September 19, 1990, and October 9, 1992, between the Company and D.H. Blair & Co., Inc. and the Company and Hibbard Brown & Co. Inc., respectively, each provide for reciprocal indemnification between the Company and its controlling persons on the one hand and the underwriter and its controlling persons on the other hand against certain liabilities in connection with their registration offerings, including liabilities under the Securities Act of 1933.

                  The Company has obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000 (subject to a $100,000 per claim deductible). The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.


Item 25.          Other Expenses of Issuance and Distribution.

                  (a) In connection with the initial registration of the Class A Warrants and Class B Warrants and the securities offered and sold in the Hibbard Brown Offering pursuant to this Registration Statement, the Company incurred expenses aggregating approximately $100,000 and $480,000, respectively (exclusive of underwriting discounts and commissions). All of such expenses are reflected in the financial statements of the Company for the fiscal years ended November 30, 1993 and November 30, 1992.


                  (b) In connection with the preparation and filing of prior Post-Effective Amendments, the Company incurred expenses aggregating approximately $187,000, which are reflected in the financial statements of the Company for the years ended November 30, 1994 and November 30, 1995.


                  (c) The following sets forth the estimated expenses payable in connection with the preparation and filing of this Post-Effective Amendment:

         Accounting Fees and Expenses................................$ 7,500.00
         Legal Fees and Expenses.....................................$10,000.00
         Blue Sky Fees and Expenses..................................$ 7,500.00
         Printing and Reproduction Expenses..........................$ 5,000.00
         Miscellaneous...............................................$ 5,000.00

                           Total.....................................$35,000.00

Item 26.          Recent Sales of Unregistered Securities.

                  The following securities were issued by the Company within the past three years and were not registered under the Securities Act of 1933, as amended (the "Act"). Each of the transactions is claimed to be exempt from registration with the Securities Exchange Commission pursuant to Section 4(2) of the Act as transactions by an issuer not involving a public offering. All of such securities are deemed to be restricted securities for the purposes of the Act. All certificates representing such issued and outstanding restricted securities of the Company have been properly legended and the Company has issued "stop transfer" instructions to its transfer agent with respect to such securities.

     (i) On April 8, 1994, the Company granted immediately exercisable five-year stock options to its directors (11 persons) to purchase an aggregate of 82,500 shares of Common Stock at an exercise price of $2.00 per share under the Company's Discretionary Directors and Officers Stock Option Plan.

     (ii) On May 2, 1994, the Company issued to Gaines, Berland Inc. a warrant to purchase 100,000 shares of Common Stock at $1.375 per share.


     (iii) On May 25, 1994, effective July 1, 1994, the Company granted Martin Tolchin immediately exercisable five-year stock options to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share, of which options to purchase 20,000 shares have since been exercised.

     (iv) On August 12, 1994, the Company granted immediately exercisable options to purchase an aggregate of 313,000 shares of Common Stock exercisable at $2.625 per share, of which options to purchase 243,000 shares were granted to certain officers, directors and employees under the Company's Discretionary Directors and Officers Stock Option Plan (6 persons) and options to purchase 70,000 shares were granted to 3 other persons.


     (v) On August 17, 1994, the Company granted immediately exercisable options to purchase 10,000 shares of Common Stock each to each of its then directors other than Mr. Ackerman (12 persons) under the Company's Non-discretionary Directors Stock Option Plan, exercisable at $2.625 per share.


     (vi) On September 15, 1994, the Company issued 60,000 shares of Common Stock to Gregg Linder in connection with the acquisition of the Brooklyn Skyline.


     (vii) On October 10, 1994, the Company issued 62,123 shares of Common Stock to Enlightenment Press, Inc. in connection with the acquisition of the Chelsea-Clinton News and Westsider.

     (viii) On November 7, 1994, the Company granted immediately exercisable options to purchase an aggregate of 145,000 shares of Common Stock to 5 directors under the Company's Discretionary Directors and Officers Stock Option Plan, exercisable at $2.00 per share.


     (ix) On June 22, 1995, the Company granted an immediately exercisable option to purchase 350,000 shares of Common Stock to Jerry Finkelstein under the Company's Discretionary Directors and Officers Stock Option Plan, exercisable at $2.00 per share.


     (x) On August 17, 1995, the Company granted immediately exercisable options to purchase 10,000 shares of Common Stock to each of its then directors other than Mr. Ackerman (12 persons) under the Company's Non-Discretionary Directors Stock Option Plan, exercisable at $2.69 per share.

     (xi) On May 17, 1996, the Company issued to D.H. Blair Investment Banking Corp. ("Blair") an immediately exercisable warrant to purchase 400,000 shares of Common Stock exercisable at $2.50 per share.

     (xii) On May 21, 1996, the Company issued to Blair an immediately exercisable warrant to purchase 200,000 shares of Common Stock exercisable at $2.50 per share.

     (xiii) On August 17, 1996, the Company granted immediately exercisable options to purchase 10,000 shares of Common Stock to each of its then directors other than Mr. Ackerman (12 persons) under the Company's Non-Discretionary Directors Stock Option Plan, exercisable at $1.625 per share.

     (xiv) On October 28, 1996, the Company sold to a group of 15 private investors an aggregate of 200,000 shares of its $10 Convertible Preferred Stock, each of which is convertible into 5 shares of Common Stock at $2.00 per share, and immediately exercisable warrants to purchase an aggregate of 800,000 shares of Common Stock exercisable at $2.00 per share. On that date the Company also granted Wilbur L. Ross, Jr. an immediately exercisable option to purchase 200,000 shares of Common Stock under the Company's Discretionary Directors and Officers Stock Option Plan, exercisable at $2.00 per share and granted 8 persons who became directions options to each purchase 5,000 shares of Common Stock under the Company's Non-Discretionary Directors Stock Option Plan, exercisable at $2.00 per share.


Item 27.          Exhibits.

                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document (1)         Document
-------           -----------                                          --------------            --------

1.3               Form of Underwriting Agreement                             **
                  between the Company and Hibbard
                  Brown & Company, Inc. ("Hibbard Brown").

1.3.1             Revised form of Underwriting Agreement                     **
                  between the Company and Hibbard Brown.

3.1               Articles of Incorporation of the                            A                     3.1
                  Company  (formerly known as Applied  Resources,  Inc.),
                  filed with the  Secretary of State of the State of
                  Nevada on May 20, 1986.

3.1.1             Certificate of Amendment of the                             A                    3.1.1
                  Articles of Incorporation of the Company,
                  filed with the Secretary of State of the
                  State of Nevada on December 8, 1987.

3.1.2             Certificate of Amendment of the Articles of                 B                    3.1.2
                  Incorporation of the Company, filed with the
                  Secretary of State of Nevada on August 16, 1990.

3.1.3             Certificate of Amendment of the Articles of                **
                  Incorporation of the Company, filed with the
                  Secretary of State of Nevada on July 26, 1994.

-------------------------------
See Notes at end of Item 16(a).


                                      II-3



                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document             Document

3.2.1             By-Laws of the Company (as amended and
                  restated).                                                 **

4.1               Form of Common Stock Certificate.                           B                     4.1

4.2               Form of 10% Preferred Stock                                 B                     4.2
                  Certificate.

4.2.1             Resolution of Board of Directors fixing                     B                   4.2.1
                  the terms of the 10% Convertible Preferred Stock.

4.2.2             Resolution of Board of Directors fixing the                **
                  terms of the 8% Convertible Preferred Stock.

4.2.3             Resolution of the Board of Directors fixing the            **
                  terms of the 12% Convertible Preferred Stock.

4.2.4             Certificate of Amendment of Certificate                    **
                  of Designation of 8% Convertible Preferred
                  Stock.


4.2.5             Resolution of Board of Directors fixing the                 M                    10.33
                  terms of the $10 Convertible Preferred Stock
                  (included as part of Exhibit 10.33).


4.7.1             Revised form of Warrant Agreement related                  **
                  to Class C Warrants and Class D Warrants.

4.8               Form of Class C Warrant.                                   **

4.9               Form of Class D Warrant.                                   **

4.10              Form of Underwriter's Unit Purchase                        **
                  Warrant related to Exhibit 4.11.

4.10.1            Revised form of Underwriter's Unit                         **
                  Purchase Warrant related to Exhibit 4.11.

4.11              Form of Underwriter's Warrant Agreement                    **
                  between the Company and Hibbard Brown.

4.11.1            Revised form of Underwriter's Warrant                      **
                  Agreement between the Company and
                  Hibbard Brown.

5                 Opinion of Graubard Mollen Horowitz                        **
                  Pomeranz & Shapiro.


                                      II-4



                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document             Document


10.1.1            1987 Stock Option Plan of the                               L                  10.1.1
                  Company, as amended.


10.2.1            Discretionary Directors and Officers
                  Stock Option Plan.                                         **

10.2.2            Non-discretionary Directors Stock Option
                  Plan.                                                      **

10.4              Shareholders' Agreement, dated as of                        D                     2.1
                  October 13, 1988, between Daniel Rattiner and the Company.

10.4.1            Asset Purchase Agreement, dated as                          D                     2.2
                  of October 13, 1988, between Dan's Papers,
                  Ltd. and DP Acquisition Corp.

10.4.3            Agreement of Lease, dated October                           D                     2.4
                  31, 1988, between Daniel Rattiner and DP Acquisition Corp., as to building  known as Dan's Papers,  Ltd.,  located on
                  Montauk Highway, Bridgehampton, New York.

10.7              Agreement and Plan of Merger, dated                         F                     2.1
                  March 16, 1989, among The Flushing
                  Tribune, Inc., Multi Media Advertising
                  Incorporated, Gary Ackerman, Michael
                  Schenkler, the Company and Tribco
                  Incorporated.

10.7.1            Amendment to Agreement and Plan of                          F                     2.3
                  Merger, dated May 16, 1989, among
                  The Flushing Tribune, Inc., Multi
                  Media Advertising Incorporated,
                  Gary Ackerman, Michael Schenkler, the
                  Company and Tribco Incorporated.

10.7.3.1          Employment Agreement, dated as of                           K                10.7.3.1
                  November 1, 1994, between Michael Schenkler
                  and the Company.

10.7.3.2          Employment Agreement dated as of                            K                10.7.3.2
                  November 1, 1994, between Thomas Allon and the Company.

10.7.4            Employment Agreement, dated August 20,
                  1993, between Jerry Finkelstein and
                  the Company.                                               **

                                      II-5



                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document             Document

10.11             Stock Option Agreement dated September 1,
                  1993, between Jerry Finkelstein and the
                  Company.                                                   **

10.13             Letter Agreement, dated June 15, 1990, between              B                    10.21
                  Dan's Papers Inc. and Dan's Papers, Ltd.

10.17             Lease for space at 174-15 Horace Harding                    B                    10.25
                  Expressway, Fresh Meadows, New York.

10.19             Asset Purchase Agreement dated May 22, 1991,                H                      2.1
                  between East Side West Side Communications
                  Corp. ("ESWS") and Manhattan Publishing
                  Corp. ("MHP") (without exhibits).

10.19.1           Form of Non-Negotiable Promissory Note                      H                     10.1
                  dated May 22, 1991, in principal amount
                  of $750,000 from MPC to ESWS.

10.19.2           Confidentiality and Non-Competition                         H                     10.2
                  Agreement dated May 22, 1991, among ESWS,
                  Edward Kayatt and MPC.

10.23             Agreement dated as of November 18,                          I                    10.23
                  1991, between Dan's Papers, Inc.
                  and Daniel Rattiner.

10.25.1           Form of Agreement dated December 18,                        J                  10.25.1
                  1992, between the Company and Myron
                  Garfinkle.

10.25.2           Form of Promissory Note dated December                      J                  10.25.2
                  18, 1992, in principal amount of
                  $79,000 issued by Company to Myron
                  Garfinkle.

10.25.3           Stock Pledge Agreement dated December                       J                  10.25.3
                  18, 1992, between Myron Garfinkle and
                  the Company.

10.26             Agreement of Lease dated January 28,                        J                    10.26
                  1993, between Furcraft Associates,
                  Inc. and the Company.

10.27             Acquisition Agreement and Employment
                  Agreement between Long Island News Group,
                  Inc. and Barry Manning and MB Publishing,
                  Inc. and Barry Manning and David Manning
                  and Long Island Community Newspaper Group,
                  Inc. and the Company.                                      **


                                      II-6



                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document             Document


10.28             Agreement dated May 17, 1996 between D.H.                   M                    10.28
                  Blair Investment Banking Corp. ("Blair") and
                  the Company.

10.29             Loan Agreement dated May 21, 1995 among                     M                    10.29
                  Blair, the Company, Tribco Incorporated
                  ("Tribco") and Access Network Corp.
                  ("Access").

10.30             $1,000,000 Promissory Note dated May 21,                    M                    10.30
                  1996 issued by the Company, Tribco and
                  Access to the order of Blair.

10.31             Warrant dated May 17, 1996, to purchase                     M                    10.31
                  400,000 shares of the Company's Common
                  Stock issued by the Company to Blair.

10.32             Warrant, dated May 21, 1996, to purchase                    M                    10.32
                  200,000 shares of the Company's Common
                  Stock issued by the Company to Blair.

10.33             Form of Subscription Agreement made as of                   M                    10.33
                  October  4, 1996  among the  Company  and  persons
                  designated therein as "Purchasers,"  including Exhibit 1
                  thereto, form of Certificate  of Designation  of $10.00
                  Convertible  Preferred Stock, and Exhibit 2 thereto, form
                  of Warrant.


11.3              Statement re computation of per share                       *
                  earnings.

21                Subsidiaries of the Company.                                K                       22

23.1              Consent of Graubard Mollen Horowitz                        **
                  Pomeranz & Shapiro (included in Exhibit 5).

23.13             Consent of Mortenson and Associates, P.C.                   *

27                Financial Data Schedule                                     *



                                      II-7



                                                                       Incorporated              Exhibit
Exhibit                                                                by Reference              No. in
Number            Description                                          from Document             Document

99                Section 78.751 of the General Corporation                 B                      28
                  Law of Nevada.


Notes:
(1)      The  Commission  file  number  assigned to the  Company's  Registration
         Statement on Form S-18,  filed with the Commission on May 29, 1986, was
         33-6126. The Company's first registration of a class of equity securities under the Securities Exchange Act of 1934 became effective on February 21, 1990. The Commission file number assigned to the Company at that time was 0-18299. The Commission File number assigned to the Company's Registration Statement on Form S-1, as declared effective by the Commission on September 19, 1990 was 33-35484.


A        Annual Report of the Company on Form 10-K for the year ended November 30, 1987.
B        Registration Statement of the Company on Form S-1, No. 33-35484.
D        Current Report of the Company on Form 8-K relating to events occurring on October 31, 1988.
F        Current Report of the Company on Form 8-K relating to events occurring on May 16, 1989.
H        Current Report of the Company on Form 8-K relating to events occurring on May 22, 1991.
I        Annual Report of the Company on Form 10-K for the year ended November 30, 1991.
J        Annual Report of the Company on Form 10-KSB for the year ended November 30, 1992.
K        Annual Report of the Company on Form 10-KSB for the year ended November 30, 1994.
L        Annual Report of the Company on Form 10-KSB for the year ended November 30, 1995.
M        Quarterly Report of the Company on Form 10-QSB for the quarter ended August 31, 1996.


*        Filed herewith.
**       Previously filed with this Registration Statement.


Item 28.          Undertakings.

                  The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to under Item 14 of this Registration Statement, under the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or a controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 LIST OF CONSENTS REQUIRED BY RULES 436 AND 438

     The consent of Graubard Mollen Horowitz Pomeranz & Shapiro to the reference to them in the Prospectus constituting a part of this Registration Statement and to the use of their opinion as to this Registration Statement is included in their opinion (filed as Exhibit 5 hereto).

     The consent of Mortenson and Associates, P.C., independent auditors, is filed herewith as Exhibit 23.13.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of November, 1996.


                                   NEWS COMMUNICATIONS, INC.

                                   BY:/s/ Wilbur L. Ross, Jr.
                                   Wilbur L. Ross, Jr., Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Wilbur L. Ross, Jr. and Michael Schenkler, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Post-Effective Amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     Signature                                            Title                                Date
/s/ Wilbur L. Ross, Jr.                             Director and Chief Executive Officer            November 27, 1996
-------------------------------------               (Principal Executive Officer)
               (Wilbur L. Ross, Jr.)

/s/ Jerry Finkelstein                               Director                                        November 27, 1996
-------------------------------------
                (Jerry Finkelstein)

/s/ Michael Schenkler                               Director                                        November 27, 1996
-------------------------------------
                (Michael Schenkler)

/s/ Robert Berkowitz                                Controller (Principal Financial and             November 27, 1996
-------------------------------------               Accounting Officer)
                (Robert Berkowitz)

/s/ Gary Ackerman                                   Director                                        November 27, 1996
-------------------------------------
                  (Gary Ackerman)

                                                    Director                                                   , 1996
-------------------------------------
                 (Carl Bernstein)

/s/ Eric Briendel                                   Director                                        November 27, 1996
-------------------------------------
                  (Eric Briendel)


                                      II-11




                     Signature                       Title                                            Date

/s/ John Catsimatidis
---------------------------------                   Director                                         November 27, 1996
               (John Catsimatidis)

/s/ Mark Dickstein                                  Director                                         November 27, 1996
---------------------------------
                 (Mark Dickstein)

/s/ Sydney Gruson                                   Director                                         November 27, 1996
---------------------------------
                  (Sydney Gruson)

/s/ Andrew J. Maloney                               Director                                         November 27, 1996
-----------------------------------
                (Andrew J. Maloney)

/s/ John E. McConnaughy, Jr.                        Director                                         November 27, 1996
--------------------------------------
            (John E. McConnaughy, Jr.)

/s/ Robert E. Nederlander                           Director                                         November 27, 1996
-------------------------------------
              (Robert E. Nederlander)

-------------------------------------               Director                                                    , 1996
                 (Andrew J. Stein)

/s/ Sy Syms                                         Director                                         November 27, 1996
-------------------------------------
                     (Sy Syms)

/s/ Arthur Tarlow                                   Director                                         November 27, 1996
-------------------------------------
                  (Arthur Tarlow)

-------------------------------------               Director                                                    , 1996
                (Hillel Weinberger)


                                  EXHIBIT INDEX




Exhibit No.                     Description


11.3                            Statement re computation of per share earnings
23.13                           Consent of Mortenson and Associates, P.C.
27                              Financial Data Schedule